As Filed with the Securities and Exchange Commission on September 9, 2003

                                             Registration  No. ____________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

              6221                     Delaware              20-0069251
      (Primary SIC Number)      (State of organization)      (IRS EIN)

                               5916 N. 300 West
                            Fremont, Indiana 46737
                          Telephone:  (260) 833-1306
  (address and telephone number of registrant's principal executive offices)

                              Mr. Michael Pacult
                               5916 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                           William S. Scott, Esquire
                           The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                                Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668
                             wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

          TITLE OF EACH CLASS OF             AMOUNT BEING    MAXIMUM OFFERING  MAXIMUM AGGREGATE        AMOUNT OF
       SECURITIES BEING REGISTERED            REGISTERED      PRICE PER UNIT    OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Units of Limited Partnership Interest       10,000           $1,000            $10,000,000         $809
------------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.


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                         Part I - Disclosure Document

                 Providence Select Fund, Limited Partnership

                 $2,030,000 Minimum / $10,000,000 Maximum in
                     Units of Limited Partnership Interest

                         To Be Sold at $1,000 per Unit

The Offering

The Fund is a registered commodity pool which employs independent commodity trading advisors to engage in the speculative trade of futures, options on futures, and forward contracts.

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, have the authority to manage the Fund. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered.

All subscriptions received will be placed in an escrow account maintained by the general partner until the minimum, $2,030,000 is sold. If the minimum is sold, the general partner will distribute the escrow account into accounts in the name of the Fund. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. If the minimum is not sold after one year from the date of this prospectus, the general partner will return your original investment, with any interest accrued.

You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. You have the right to rescind your subscription for five days after it is submitted.

The Risks - These securities are highly speculative. Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of "Risks you face" beginning on page 1.

* The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

* The Fund is new and has no operating history.

* Trading profits and interest income must be generated to offset substantial expenses. To receive your investment back after one year, the Fund must generate a return of 7.25%.

* You could lose all or a substantial amount of your investment in the Fund.

* Transfer of your partnership interests will be restricted and subject to general partner approval. No public market for the partnership interests exists and none is expected to develop.

* Although you will not receive distributions, you must pay annual Federal and state income taxes on your share of any profits earned, if any.

* This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure, which is available only after one year and subject to restrictions.

* The general partner and affiliates have conflicts of interest with regard to the management of this partnership.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                  Price to Public Sales Commissions Proceeds to Partnership Per Limited
Partnership Unit           $1,000                 $0                   $1,000

Total Minimum          $2,030,000                 $0               $2,030,000

Total Maximum         $10,000,000                 $0              $10,000,000

                          FUTURES INVESTMENT COMPANY
            5916 N. 300 West, P. O. Box C, - Fremont, Indiana 46737
                          Telephone:  (260) 833-1306
                                 Broker/Dealer

                               September __, 2003

*****************************************************************************
                     Commodity Futures Trading Commission

                           Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 1 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 1.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 1.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                     ------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Chicago, New York or Washington, D.C. please call the SEC at (800) SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

                               Table of Contents

Commodity Futures Trading Commission......................................i
Risk Disclosure Statement.................................................i
Table of Contents.........................................................ii
Summary of the Offering...................................................1
The Fund..................................................................1
Description of Securities Offered for Sale................................1
Plan For Sale of Partnership Interests....................................1
Subscription Procedure....................................................1
Will You Benefit From An Investment In The Fund?..........................1
Business Objectives.......................................................1
Summary Risk Factors......................................................2
Charges To The Fund.......................................................2
Use Of Proceeds...........................................................3
Selection Of Commodity Trading Advisors And Allocation Of Equity..........3
Federal Income Tax Aspects................................................3
Redemptions...............................................................3
Diagram of Partnership Structure & Commissions Providence Select Fund,
Limited Partnership.......................................................4
The Risks You Face........................................................5
The individual general partner has 5 years of prior operation experience, and the corporate general partner has limited
experience................................................................5
We must pay substantial charges, which may limit your ability to receive a return on your investment.......................................5
You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.....................5
Your right of redemption is limited.......................................5
The Fund depends upon Mr. Pacult, and his absence could cause the Fund to cease operations.......................................................5
General partner and commodity trading advisors will serve other businesses and may not have adequate time to devote to the Fund...........5
There are conflicts of interest in the Fund structure which may limit our profits...............................................................6
You will be taxed on profits regardless of whether they are
distributed...............................................................6
You will have to pay taxes on profits in a current year which may be lost in future years......................................................6
If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.............................6
The general partner may change the commodity trading advisor and its allocation of equity without notice.......................................6
You will not participate in management and may not contest the business decisions of the general partner.................................6
Commodity futures trading is speculative..................................6
During partnership trading, a small price movement can lead to large losses....................................................................6
The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.......................7
The Fund may be unable to execute a trade before large losses are incurred due to market Lack of Liquidity..................................7
Changes in trading equity may adversely affect performance................7
Failure of commodity brokers or banks could result in loss of assets....................................................................7
When trading in foreign exchanges, if the creditworthiness
of the other parties is not maintained, we may lose the value of our positions in those markets................................................7
Options trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss..........................8
If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits...........................................8
We may not be able to compete with others with greater resources..........8
Resignation of Mr. Pacult as a general partner and subsequent failure of White Oak to maintain its net worth may cause suspension of trading or taxation as a corporation..............................................8
The general partner will not advise you, and you must rely upon your own investment counsel before investing in the Fund.......................8
The Fund is not covered by the Investment Company Act of 1940.............9
Possibility of audit - you may be subject to audit and penalties..........9
General partner may settle IRS claim not in your best interest............9
You may be subject to back taxes and penalties............................9
The general partner may raise the incentive fee to 27% without prior notice to you.............................................................9
Conflicts Of Interest.....................................................9
General partner, the commodity trading advisors and their principals may preferentially trade for themselves and others............................9
Possible retention of voting control by the general partner may limit your ability to control issues............................................9
Partnership fees may be higher than they would be if they were negotiated................................................................10
Our profitability may be limited due to competition among the traders for similar trades and their unaccountability for previous losses.............10
Commodity trading advisor may engage in high risk trading to generate fees......................................................................10
Mr. Pacult has sole control over the time he will allocate to the management of the affairs of the Fund.....................................10
No Resolution Of Conflicts Procedures.....................................10
Interests Of Named Experts And Counsel....................................10
Management's Discussion And Analysis......................................11
The Fund..................................................................11
The General Partners......................................................11
Experience................................................................11
Authority.................................................................11
Partnership Books and Records.............................................11
The Commodity Trading Advisor.............................................11
The Advisory Contracts....................................................12
Business Objective And Expenses...........................................12
Explanatory Notes:........................................................13
Securities Offered........................................................13
You, the Investor:........................................................13
Your subscription agreement and check:....................................14
Management's Discussion...................................................14
Description of Intended Operations........................................14
Risk Control..............................................................14
Trading Risks.............................................................14
Fiduciary Responsibility and Remedies.....................................15
Indemnification...........................................................15
Provisions of Limited Partnership Agreement...............................15
Provisions of Law.........................................................15
Provisions of Federal and State Securities Laws...........................16
Provisions of the Securities Act of 1933 and NASAA Guidelines.............16
Provisions of the Clearing Agreement......................................16
Other Indemnification Provisions..........................................16
Relationship With The Futures Commission Merchants And The General
Partner...................................................................16
Commissions are Competitive...............................................16
Relationship With The Commodity Trading Advisor...........................16
The Commodity Trading Advisor Will Trade For Other Accounts...............16
Non-Disclosure Of The Commodity Trading Advisor's Methods.................17
Charges To The Fund.......................................................17
Compensation Of General Partner...........................................17
Compensation Of The Commodity Trading Advisor.............................17
Restrictions on Management Fees...........................................18
Brokerage Commissions.....................................................18
Brokerage Fees Paid To the General Partner by the Fund....................18
Continuing Service Fees...................................................18
Miscellaneous Fees To Futures Commission Merchant.........................18
Rights of General Partner.................................................18
Other Expenses............................................................18
Charges To The Fund.......................................................18
Potential Advantages......................................................19
Equity Management.........................................................19
Investment Diversification................................................20
Limited Liability.........................................................20
Administrative Convenience................................................20
Access To The Commodity Trading Advisor...................................20
Use Of Proceeds...........................................................20
Determination Of The Offering Price.......................................20
The General Partner.......................................................21
Identification............................................................21
Michael Pacult............................................................21
Ownership In Commodity Trading Advisor And Futures Commission
Merchants.................................................................21
Trading By The General Partner............................................21
No Prior Performance of this Fund and Regulatory Notice...................21
Trading Management........................................................21
No Affiliation With Commodity Trading Advisor.............................21
Rights of the General Partner With Respect To Commodity Trading Advisor
Selection And Allocation Of Equity........................................22
The Commodity Trading Advisor.............................................22
Fall River Capital, LLC...................................................22
Business Background.......................................................22
Description Of Trading Program............................................23
Performance Record Of The Commodity Trading Advisor.......................24
Fall River Capital, LLC - Table 1 - Global Trends Program.................24
Fall River Capital, LLC - Table 2 - Global Strategies Program.............25
Fall River Capital, LLC - Table 3 - Global Strategies LL Program..........25
Fall River Capital, LLC - Table 4 - Global Strategies HL Program..........26
Fall River Capital, LLC - Table 5 - Webster Capital Fund L.P..............26
Fall River Capital, LLC - Table 6 - Webster Management Group, Inc.........27
Performance of Other Partnerships Managed by the General Partner..........27
Performance Record Of Bromwell Financial Fund, Limited Partnership........27
Performance Record Of Atlas Futures Fund, Limited Partnership.............28
The Futures Commission Merchants..........................................29
Federal Income Tax Aspects................................................29
Scope Of Tax Presentation.................................................29
No Legal Opinion As To Certain Material Tax Aspects.......................29
Partnership Tax Status And Net Worth Of The General Partner...............30
No IRS Ruling.............................................................30
Tax Opinion...............................................................30
Passive Loss And Unrelated Business Income Taxes Rules....................31
Basis Loss Limitation.....................................................31
At-Risk Limitation........................................................31
Income And Losses From Passive Activities.................................31
Allocation Of Profits And Losses..........................................31
Taxation Of Futures And Forward Transactions..............................32
Section 988 Foreign Currency Transactions.................................32
Capital Gain And Loss Provisions..........................................33
Business For Profit.......................................................33
Self-Employment Income And Tax............................................33
Individual Alternative Minimum Tax........................................33
Interest Related To Tax Exempt Obligations................................33
Not A Tax Shelter.........................................................33
Taxation Of Foreign Partners..............................................33
Partnership Entity-Audit Provisions-Penalties.............................33
Employee Benefit, Retirement Plans And IRA's..............................34
The Limited Partnership Agreement.........................................34
Formation Of The Fund.....................................................34
Units of Partnership Interests............................................34
Management Of Partnership Affairs.........................................34
General Prohibitions......................................................35
Additional Offerings......................................................35
Partnership Accounting, Reports, And Distributions........................35
Federal Tax Allocations...................................................35
Transfer Of Partnership Interests Only With Consent Of The General
Partner...................................................................35
Termination Of The Fund...................................................36
Meetings..................................................................36
Redemptions...............................................................36
Plan For Sale Of Partnership Interests....................................37
The Selling Agent.........................................................37
Escrow....................................................................37
Subscription Procedure....................................................37
Subscription Amounts......................................................37
Revocation and Acceptance of Subscription.................................37
Investor Suitability......................................................38
Investor Warranties.......................................................38
Legal Matters resume......................................................38
Litigation And Claims.....................................................38
Legal Opinion.............................................................40
Experts...................................................................40
Additional Information....................................................40


                            Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Fund

Providence Select Fund, Limited Partnership:

* is a Delaware limited partnership organized on May 16, 2003

* maintains its main business office at 5916 N. 300 West, P. O. Box C, Fremont, Indiana 46737, (260) 833-1306 with duplicate copies of its financial records kept with James Hepner, CPA, 1824 N. Normandy, Chicago, IL 60635,
(773) 804-0074

* is operated pursuant to a limited partnership agreement which is included as Exhibit A

* is managed and controlled by White Oak Financial Services, Inc., a Delaware corporation, and Michael Pacult, which we collectively refer to as the general partner.

The general partner employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

We are offering a minimum of $2,030,000 and a maximum of $10,000,000 in units of limited partnership interest at a value per unit that is initially established by the general partner at $1,000. After we break escrow, units will be offered at a month end price that reflects trading profits, losses and expenses.

Plan For Sale of Partnership Interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the partnership interests.

All subscriptions accepted by the general partner will be placed in an escrow account maintained at Star Financial Bank, Angola, IN until the minimum, $2,030,000 is sold. If the minimum is sold, the escrow account will be distributed into accounts in the name of the Fund. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. If the minimum is not sold after one year from the date of this prospectus, the general partner has directed the bank to return your original investment, with any interest accrued and without any deduction for any expenses.

This offering will continue until the maximum of $10,000,000 is sold. The general partner may terminate this offering at any time.

Subscription Procedure

To purchase partnership interests, you must:

* complete and execute a subscription agreement (Exhibit D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Escrow Account-Providence"

* make representations and warranties in the Subscription Agreement related to your suitability to purchase the partnership interests.

* grant a Power of Attorney to the general partner to take all actions necessary to admit you as a limited partner to the Fund.

* pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000.

And you must have either:

* a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or

* a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

The State where you live may impose a higher net worth and income requirement. See Suitability Requirements, Exhibit C to this prospectus.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the units is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You are likely to benefit from an investment in the Fund if you want to diversify your portfolio and if you have investment money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. This investment presents the opportunity to participate in markets which are typically not represented in most investors' portfolios and which can be profitable in both rising and falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of:

* futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments

* options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and

* other financial instruments.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 1.

* Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by registered commodity trading advisors. This trading is highly leveraged and takes place in very volatile markets. You could lose all or a substantial amount of your investment in the Fund.

* The Fund has no operating history.

* This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment. To return an initial investment at $1,000.00 per unit of partnership interest after the first year of operation, we must earn a profit of 7.25%, or $72.49 per initial $1,000 partnership interest.

* Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

* This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure, which will only be available after you have held the investment for one year.

* Although you will not receive distributions, you must pay Federal and state income taxes on your share of the profits, if any, earned by this partnership for the year in which they are earned.

* The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically, the general partner's fees have not been negotiated at arm's length.

Charges To The Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.


Entity                                 Nature of Service                              Amount of Compensation
The general partner                    Manages the Fund                               5% incentive fee computed quarterly on net
(White Oak Financial Services, Inc.                                                   new net profits produced by trading
and Mr. Michael Pacult)                                                               advisors.  $22 per round turn for brokerage
                                                                                      commissions.

The commodity trading advisor
(Fall River Capital, LLC)              Selects and enters trades for the Fund         1% annual management fee, paid monthly, of
                                                                                      the equity assigned to it to trade.

                                                                                      20% incentive fee computed quarterly on all
                                                                                      new net profits it has generated (this
                                                                                      includes all profits generated during the
                                                                                      quarter, adjusted for changes in trading
                                                                                      equity and losses in previous quarters).

The futures commission merchants       Accept trades from the advisors, clears        The Fund pays $22 per round turn for
(Citigroup Global Markets, Inc. and    the trades; hold the Fund's trading equity     brokerage commissions and other costs of
Lawrence-Bonfitto Trading Company)                                                    entering trades to the general partner (from
                                                                                      the $22 per round turn the general partner
                                                                                      pays the futures commission merchants)

The selling agent
(Futures Investment Company and
additional selling agents)             Solicits and maintains investment in the Fund  4% annual continuing service fee, charged monthly after Fund has commenced trading.

Lawyers, Accountants and Others        Initial and continuing legal, audit and        During the first 12 months: $30,000 in
(The Scott Law Firm, P. A.,            accounting work                                start-up and operational costs ($20,000
Frank L. Sassetti & Co.,                                                              in legal fees to break escrow, $5,000
James D. Hepner & Co.)                                                                syndication, $5,000 filing) and $25,000 in
                                                                                      offering expenses per $2,000,000 of new
                                                                                      investment.  During operation, $23,000 in
                                                                                      annual audit, accounting and legal costs
                                                                                      ($18,000 and $5,000, respectively)


Use Of Proceeds

The Fund will pay $25,000 for offering expenses and $5,000 for organizational expenses at the break of escrow. After the break of escrow and the sale of additional partnership interests, the Fund will reimburse the general partner for offering costs associated with the sale of additional units. The offering costs are estimated to be $25,000 for each $2,000,000 in face value of units sold.

The general partner will apply the remaining Fund assets toward trading commodities and cash reserves.

Selection Of Commodity Trading Advisors And Allocation Of Equity

The general partner has selected Fall River Capital, LLC to serve as commodity trading advisor of the Fund. The trading advisor is solely responsible for making trades, and neither the general partner nor you will have notice or the opportunity to approve the trades made. The advisor is expected to make short sales on behalf of the Fund. The general partner, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, P.A., counsel to the general partner, the Fund is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the limited partners, each limited partner must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

* ordinary income or loss, and/or

* capital gain or loss.

Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the limited partners. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

After you have held the partnership interests for a minimum of one year, you may request the general partner to accept the surrender of your partnership interests for cash. The general partner will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims. No redemptions will be made during the first year of your investment. See, The Limited Partnership Agreement, Redemptions.


                Diagram of Partnership Structure & Commissions
                  Providence Select Fund, Limited Partnership

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

[Diagram omitted]

                              The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

The  corporate general partner of this Fund has no experience.

White Oak Financial Services, Inc., the corporate general partner, has not previously operated a commodity pool or engaged in any other business. This risk is diminished by the fact that Mr. Pacult, the other general partner, is the sole shareholder and director of Ashley Capital management, Inc., the corporate general partner of Atlas Futures fund, Limited Partnership and is also its individual general partner. Mr. Pacult is also the sole shareholder and director of Belmont Capital Management, Inc., the corporate general partner of Bromwell financial fund, Limited Partnership and is also its individual general partner. The corporate general partner of Atlas and Bromwell each have over three years of commodity pool sponsor experience.

We must pay substantial charges, which may limit your ability to receive a return on your investment.

We must pay substantial charges, which must be paid before you will realize a profit. They are:

* brokerage commissions of $22 per round turn

* a management fee to the commodity trading advisor of 1% per year

* yearly expenses estimated at $23,000, of which $18,000 is paid for accounting and audit services and $5,000 is paid for legal services

* variable operating expenses such as incentive fees to the commodity trading advisors, telephone, postage, and office supplies, and

* extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees of 5% to the general partner and 20% to the commodity trading advisor are determined and paid on a quarterly basis. The Fund may be subject to substantial incentive fees in the initial quarters of operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year. See Charges to the Fund.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests only with the consent of the general partner, which will be granted only to immediate members of
the family, upon death of the owner or other limited circumstances.   See The
Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide:

* the redemption amount will be based upon the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received

* you must submit your redemption request in a form acceptable to the general partner no less than 10 days prior to the withdrawal date

* it must be approved by the general partner, and

* it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner attempts to grant all redemption requests within twenty days after the last day of the month in which the redemption request was received. Intervening circumstances may prevent the redemption of partnership interests before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by:

* the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or

* the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon Mr. Pacult, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the general partner to select and monitor the commodity trading advisor selected for the Fund. Mr. Pacult is the individual general partner and the sole director and officer of the corporate general partner. If Mr. Pacult becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

General partner and commodity trading advisors will serve other businesses and may not have adequate time to devote to the Fund.

Both general partners expect to manage additional pools in the future that may use the commodity trading advisor. Thus, they may use trading methods similar to those used for the Fund. They may also use the general partner to
negotiate better terms for clearing and other services.   The commodity
trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts they manage, they may vary those methods slightly. We cannot guarantee our trading results will be similar to or better than the trading advisor's other accounts. Our business could be adversely affected by the failure of either Mr. Pacult, who is the individual general partner and also the sole director of the corporate general partner, or the trading advisors to devote sufficient time to the Fund affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure which may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, Mr. Pacult is also a principal of Futures Investment Company, the principal selling agent. Therefore, the general partner will probably not replace Futures Investment Company as the selling agent because it is paid a 4% continuing service fee on sales made by Shira Pacult, the wife of the individual general partner, and any other associated persons it employs.

In addition, because the principal selling agent is affiliated with the general partner, no independent due diligence of this offering will be conducted for your protection. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits regardless of whether they are distributed.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions have been made, if we realize profits for a fiscal year, you will pay taxes.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. So you might never receive a distribution equal to your share of our prior year's taxable income. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). A trading advisor may terminate its relationship with the Fund at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the general partner would have to find one or more alternate trading advisors.
We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees.

The general partner may change the commodity trading advisor and its allocation of equity without notice.

Without prior notice to you, the general partner may change the commodity trading advisor and its allocated equity at any time, for any reason.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way. If you did, you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.

Commodity futures trading is speculative.

Commodity futures, forward, and option contract prices are highly volatile.
Specifically:

* price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices

* even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted

* it is possible for most of our open positions to be unprofitable at the same time

* price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position.

* losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account.

During partnership trading, a small price movement can lead to large losses.

A small amount of money, called margin, must be deposited to hold or short a contract relative to its value. The margin amount is typically between 3% and 20%. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 5% of the futures contract price is deposited as margin, a 5% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account.

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchants. The general partner does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

The Fund may be unable to execute a trade before large losses are incurred due to market Lack of Liquidity.

It is not always possible to execute a buy or sell order. Such lack of liquidity can be caused by:

* a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or

* the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account.

Changes in trading equity may adversely affect performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because:

* the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute

* there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and

* it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.

See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor will not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchants or other entities with which our money is on deposit become bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

When trading in foreign exchanges, if the creditworthiness of the other parties is not maintained, we may lose the value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract
or option depends directly upon the creditworthiness of the parties.   The
general partner has the authority to grant the right to the commodity trading advisor to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the general partner, in its sole judgment, deems appropriate. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of

* the contracts and options issued by a particular party, or

* all of the contracts and options of an entire market.

In that situation, we could lose the entire value of a position with little recourse to regain any of its value.

Options trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Options trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great.

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources.

Commodity futures trading is highly competitive. We compete with others who may have

* greater experience

* more extensive information about developments affecting the futures markets

* more sophisticated means of analyzing and interpreting the futures markets, and

* greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of Mr. Pacult as a general partner and subsequent failure of White Oak to maintain its net worth may cause suspension of trading or taxation as a corporation.

The North American Securities Administrators Association has established guidelines for commodity pools structured as limited partnerships. Those guidelines require that a sole corporate general partner maintain a net worth during the offering period of either 5% of the offering amount but not less than $50,000, up to a maximum of $1,000,000. White Oak presently has insufficient capital to meet this guideline and, therefore, the loss of Mr. Pacult as an individual general partner could result in the denial or suspension of sales in states that apply the guidelines.

Any general partner wishing to voluntarily withdraw from the Fund must give 120 days prior written notice to the limited partners.

When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the Fund to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met:

* decentralized management

* unlimited liability

* limited transferability of shares, and

* limited continuation of existence.

If the Fund were not taxed as a partnership, its income would be taxed at corporate rates and would be distributed to you as dividends. The Fund has an individual general partner and, therefore, these rules are not applicable. If Mr. Pacult resigned or otherwise could not serve as a general partner, the Fund is structured to satisfy all but the decentralized management test and, therefore, in the opinion of tax counsel, would continue to be taxed as a partnership.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s),

* our income or loss would not be passed through to you

* we would be taxed at corporate rates

* all or a portion of any distributions made to you would be taxed to you as dividend income, and

* the amount of such distributions would not be deductible by us in computing our taxable income.

See Federal Income Tax Aspects.

If Mr. Pacult resigns and White Oak becomes the sole general partner, it will use its best efforts to satisfy the requirements necessary to permit us to be taxed as a partnership.

The general partner will not advise you, and you must rely upon your own investment counsel before investing in the Fund.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

The Fund is not covered by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the Fund, White Oak Financial Services, Inc., Mr. Pacult and the commodity trading advisors involves only the trade of commodities, none of them are required, nor do they intend, to be registered under the Investment Company Act of 1940 or any similar state law. Therefore, you are not protected by any such legislation. However, you are protected by the Commodity Exchange Act, which requires the general partner and the commodity trading advisors to be registered and otherwise protects your commodity investment in the Fund similar to the protection the Investment Company Act offers certain stock investments.

Possibility of audit - you may be subject to audit and penalties.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be:

* required to file amended returns

* subject to a separate IRS audit, and

* required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim not in your best interest.

White Oak Financial Services, Inc. is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the general partner that this partnership, as it is intended to be operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The general partner believes that our intended operations will qualify as a trade or business.

The general partner may raise the incentive fee to 27% without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the incentive fee to a maximum of 27% while lowering the total management fees between the commodity trading advisors and general partner to 0%. The general partner will notify you of any change in fees within seven business days.

                             Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this notice of conflicts as a defense against any claim or other proceeding made against Mr. Pacult, White Oak Financial Services, Inc., the commodity trading advisor, the futures commission merchants, or any principal or affiliate, agent or employee of any of them.

General partner, the commodity trading advisors and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisors and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. None of these people are limited in trading commodities for their own account, and you will not have access to any of their personal trading records. They could possibly take their personal positions prior to the positions they know they will place for you, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. These persons include Mr. Pacult as general partner and as a principal of Futures Investment Company, the selling agent. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as:

* amendment of the Limited Partnership Agreement

* change in our basic investment policy

* dissolution of this partnership, or

* the sale or distribution of our assets.

However, neither general partner may vote on the issue of their removal.

Partnership fees may be higher than they would be if they were negotiated.

The round turn commission of $22 paid to the general partner has not been negotiated at arm's length. The general partner:

* accepts the credit risk of the Fund to the futures commission merchants;

* reviews the daily positions and margin requirements of the Fund; and

* pays the futures commission merchants' charges.

Mr. Pacult is a principal and 50% owner of Futures Investment Company, the principal selling agent. As such, Mr. Pacult has a conflict of interest between his obligation to manage this partnership and his financial interest in receiving the continuing service fees as an owner of the selling agent.

Our profitability may be limited due to competition among the traders for similar trades and their unaccountability for previous losses.

The general partner has sole and absolute discretion to select and terminate commodity trading advisor. If a trading advisor is replaced, the new trading advisor will receive any earned incentive fees regardless of the previous trading advisor's performance. As incentive fees are paid based upon each trading advisor's performance, it would be possible for us to experience a net loss and be required to pay out incentive fees to one or more traders.

Commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives 20% of our new net profits, it might select trades that are too risky for us.

Mr. Pacult has sole control over the time he will allocate to the management of the affairs of the Fund.

Mr. Pacult is responsible for:

* managing this partnership and two other publicly traded partnerships and

* performing other investor relations services as a principal and associated person of Futures Investment Company.

Mr. Pacult has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future. Mr. Pacult is solely responsible for the allocation of his time to the management of this partnership as well as the other projects he currently manages and will manage in the future. Mr. Pacult manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. Mr. Pacult believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

No Resolution Of Conflicts Procedures

As is typical in many futures partnerships, the general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the general partner has taken steps to alleviate any real or potential conflict of interest by the establishment of segregated accounts to hold partnership equity at the banks and futures commission merchants. Also, the general partner has assured the selling agent that all money on deposit is in the name of and for the beneficial use of the Fund. The payment of a 5% incentive fee to the general partner is an incentive to the general partner to resolve conflicts in favor of profitability to the Fund. In addition, once the minimum is sold and trading commences, the better the track record of profitability for the Fund, the easier it is expected to be to sell units to reach the maximum number of units registered for sale. This will increase the opportunity for a larger incentive fee to the general partner.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement.
You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

                    Interests Of Named Experts And Counsel

The general partner has employed The Scott Law Firm, P.A., a Florida, professional corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the general partner, the selling agent, the commodity trading advisor, or the futures commission merchants.

                     Management's Discussion And Analysis

The Fund

Providence Select Fund, Limited Partnership is a Delaware limited partnership organized on May 16, 2003, and maintains its main business office at 5916 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its general partners, White Oak Financial Services, Inc., a Delaware corporation, and Mr. Michael Pacult.

We do not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which:

* grants full management control to the general partner including, the right to employ independent trading managers called commodity trading advisors, and

* will terminate at 11:59 p.m. on May 16, 2024, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the Fund may not enter any contract with the general partner or commodity trading advisors that is greater than one year in duration. However, all such contracts may provide for automatic annual renewal and be terminable at anytime without penalty upon sixty days, or less, written notice by the either party to the contract.

The General Partners

The corporate general partner is White Oak Financial Services, Inc., a Delaware corporation incorporated on April 21, 2003. It was registered as a commodity pool operator on May 14, 2003 and maintains its main business office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual general partner is Michael Pacult, who was registered as a commodity pool operator on June 28, 2003 and maintains his main business office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual and corporate general partners and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

White Oak Financial Services, Inc., the corporate general partner, has not previously operated a commodity pool or engaged in any other business. Mr. Pacult, the other general partner, is a shareholder and sole director of Ashley Capital Management, Inc., the corporate general partner of Atlas Futures Fund, Limited Partnership and is also its individual general partner. Mr. Pacult is also the sole shareholder and director of Belmont Capital Management, Inc., the corporate general partner of Bromwell Financial Fund, Limited Partnership and is also its individual general partner. The corporate general partner of both Atlas and Bromwell are under Mr. Pacult's supervision and guidance and have more than three years of experience as a sponsor of a commodity pool.

Authority

Mr. Pacult is the sole director and officer of White Oak Financial Services, Inc. Although the signature of either White Oak or Mr. Pacult, individually, may bind this partnership, Mr. Pacult is the sole decision maker for this partnership. He also is the sole decision maker for two other publicly traded commodity pools.

The general partner is authorized to take all actions necessary to manage the
affairs of the Fund.   See Article II of the Limited Partnership Agreement,
attached as Exhibit A.

Partnership Books and Records

Our books and records will be maintained for six years at 5916 N. 300 West,
P. O. Box C, Fremont, IN 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner keeps the Fund original books and prepares the IRS Form K-1s. You may access our books and records related to the partnership and your account by visiting either office at a mutually convenient time and you may have copies made for ten cents per
page.    The general partner serves as tax partner for the Fund.  The CPA firm of Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 conducts our annual audit and the annual audit of the corporate general partner, and prepares our tax returns.

The Commodity Trading Advisor

To conduct trading on our behalf, the general partner has initially selected an independent commodity trading advisor, Fall River Capital, LLC. Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisors within seven days of such change. Such notice will include a description of your right to:

* redemption

* vote to amend the limited partnership agreement

* remove one or both general partners

* elect a new general partner

* cancel any contract with a general partner or any of its affiliates upon 60 days notice, and

* dissolve the Fund.

No change in trading advisors will constitute a material change to the limited partnership agreement or the structure of our operation. All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

The Advisory Contracts

The general partner has assigned a substantial portion of our assets to be traded by the trading advisor. The authority granted to the trading advisor is expressed in the advisory contract and power of attorney granted by the Fund to the trading advisor and the clearing broker. See Exhibit F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine

* the markets to be traded

* the location of those markets

* the size of the position to be taken in each market, and

* the timing of entry and exit in a market.

The advisory contract and power of attorney may be terminated, at any time, upon notice by either the Fund or the trading advisor to the other and to the futures commission merchants.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act. As such, it employs independent commodity trading advisors to trade for us.

The general partner intends to allocate substantially all of our net assets to the selected trading advisor to conduct this trading. The trading advisor typically allocates between 10% and 30% of the trading equity assigned to it as a deposit, or margin, to secure the trading positions it selects. Under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, state and local taxes upon income, if any, earned by this partnership.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial fixed and other costs to do business, or avoid substantial trading losses. See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the first twelve months of trading. All interest income is paid to the Fund. The chart below assumes the value of each unit of partnership interest will remain constant at $1,000 per partnership interest during the first twelve months.

                   Expenses Per Unit of Partnership Interest
                  For The Next 12-Month Period Of Operations

                                          Based Upon          Based Upon
                                      Minimum Units Sold  Maximum Units Sold

Units (1)                                2,030 Units         10,000 Units
                                         ($2,030,000)       ($10,000,000)
Selling Price per Unit (2)                 $1,000.00           $1,000.00
Offering and Organizational Expenses (3)       14.78               12.96
Operating Expenses (4)                         11.33                2.30
Continuing Compensation (5)                    40.00               40.00
Trading Advisor's Management Fee (6)            9.70                9.70
Brokerage Commissions and Trading Fees (8)     26.68               26.68
Interest Income (9)                           (30.00)             (30.00)

Trading Income Required to Redeem
one Unit at Initial Value at end of
period (10) and (11)                       $   72.49           $   61.64

Income as a % of Selling Price Per
Unit (11) and (12)                              7.25%               6.16%


Explanatory Notes:

(1) Your investment will be held in escrow and not used for trading until a minimum of 2,030 units of partnership interests for a total equity to the partnership of $2,030,000 are sold. The partnership has currently registered on a Form S-1, filed with the U.S. Securities and Exchange Commission, a maximum of $10,000,000 of partnership interests to be sold. The general partner may register additional partnership interests, from time to time.

(2) You will purchase partnership interests at the partnership's initial unit value established by the general partner of $1,000.

(3) The general partner, subject to reimbursement by the partnership, will advance the offering expenses. Such expenses for the first year are estimated to be $30,000. Your share of the expenses will be deducted from your subscription amount before you are assigned partnership interests. After break of escrow, the offering expenses are estimated to be $25,000 per year for the next three years or until the maximum value of partnership interests is sold, whichever occurs first. The additional offering expenses will be deducted from the Fund when incurred. See Use of Proceeds.

(4) The partnership will incur yearly operating expenses commencing after the break of escrow of approximately $18,000 for accounting and $5,000 for legal.

(5) Selling agents will receive continuing compensation of 4% annually paid from the date of the break of escrow at the rate of 1/3% per month of the value of interests they sold or referred that are in the partnership on the last day of each month.

(6) The commodity trading advisor is paid a monthly management fee of 1/12% of the trading equity allocated to it on deposit in the futures commission merchants accounts, calculated as of the close of business of the last trading day during the previous month. For purposes of this calculation, the initial trading equity of $970 per partnership interest sold has been presumed to remain constant throughout the year. No incentive fees are payable to either the commodity trading advisor or the general partner during the first year to breakeven because they have waived their incentive fees on the first $100,000 of offering expenses, and the brokerage commissions and continuing service fees are expenses to be recovered before new net profit is determined. For purposes of the above calculation of the amount of income necessary to break even at the end of the first year, we have assumed that the offering expenses during the first year will be less than $100,000.

(8) For purposes of this calculation the brokerage commissions have been assumed to be an average of $22 per round turn. The calculation also assumes that $970 is constant and available to trade during the year. The commodity trading advisor will enter trades on behalf of the partnership directly to two unaffiliated futures commission merchants, Citigroup Global Markets, Inc. and Lawrence-Bonfitto Trading Company. The futures commission merchants will hold the partnership equity allocated to trading, place the trades as directed by the trading advisor, and provide an account statement to disclose the financial results of the trades to the general partner and the trading advisor.

(9) We earn interest on margin deposits with the futures commission merchants and on our bank deposits. Interest income is estimated to be 3% annually of our net assets. All interest income will be paid to the partnership.

(10) This computation assumes there will be no claims or other extra-ordinary expenses.

(11) There is no redemption fee. You will be permitted to withdraw your subscriptions for five days after submission to the general partner for acceptance. Once admitted as a limited partner, you are required to maintain your investment in the partnership for twelve months from the date of the break of escrow or, after break of escrow, from the date of your purchase of partnership interests.

(12) The break-even numbers in the above tables are our best estimates only.

Securities Offered

We, Providence Select Fund, Limited Partnership will offer and sell limited partnership interests in this partnership at the initial price of $1,000. After the break of escrow and commencement of business, the partnership interests will be sold at the month end net asset value per unit of the Fund. See Determination Of The Offering Price.

You, the Investor:

* will have:

  * pro rata rights to profit and losses which will vary with your investment amount

  * the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A.

* will not:

  * be responsible for our debts in excess of your investment amount;
unless:

    * we become insolvent; and

    * you receive distributions which represent a return on your investment, in which case you may have to return the distributions to pay our debts

  * acquire any interest in the corporate general partner, White Oak Financial Services, Inc., and

  * manage this partnership

See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check:

* must be approved by the general partner before you will become a partner and will be either rejected within five business days of receipt or accepted at the break of escrow or on the close of business on the last day of the month in which your subscription was received.

* becomes irrevocable and may not be withdrawn after five days after submission; unless, a longer statutory withdrawal period applies to you, and

* will be deposited and held until you are admitted into the Fund in a segregated escrow account.

There cannot be any assurance that the minimum partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

This is the initial offering of our partnership interests.  We:

* may conduct future offerings after the close of this offering

* raise money only through offerings, such as this one, and do not intend to borrow any money

* must pay expenses to qualify our partnership interests for sale, such as office equipment, fees for the preparation of this prospectus, as well as other expenses

* allocate all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies

* have no directors, officers or employees, which is why there is no report of executive compensation in this prospectus, and

* conduct all our business through the general partner.

Description of Intended Operations

The general partner has selected two unaffiliated futures commission merchants, Citigroup Global Markets, Inc. and Lawrence-Bonfitto Trading Company. When the Fund breaks escrow, the general partner will deposit its funds to the futures commission merchants to hold as security for the trades selected by the commodity trading advisor. The futures commission merchants have been directed to send the general partner, before the open of business each day, a computer or fax report that describes

* the positions held

* the margin allocated, and

* the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchants and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to:

* make specific trades,

* determine the number of positions taken, and

* decide the timing of entry and departure from each trade made.

The general partner uses its best efforts to monitor the daily net asset value of the Fund, which it calculates from the daily information provided by the futures commission merchants, and makes such information available to limited partners upon request. However, the accountant calculates the partnership's net asset value per investor unit after the close of business on the last day of each month. If the net asset value per unit falls to less than 50% of the greater of

* the original $1000 selling price less commissions and other charges, or

* such higher value earned through trading,

then the general partner will:

* immediately suspend all trading

* provide you with immediate notice of the reduction in net unit value, and

* give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement.

No trading shall commence until after such fifteen-day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated:

* known demands, commitments or required capital expenditures,

* material trends, favorable or unfavorable, which will affect our capital resources, or

* trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission, establishes minimum margin requirements for each traded contract, which futures commission merchants require to be on deposit before a trade will be accepted. The futures commission merchants may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements

will materially affect our proposed operations. Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware partnership and applicable Federal and state securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. Additionally, there are substantial and inherent conflicts of interest in the Fund's structure which are inconsistent with the general partners' fiduciary duties. The general partner intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

In the event that you form the belief that the general partner has violated its fiduciary duty, you may seek relief individually or on behalf of the partnership under applicable laws, including the partnership laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the general partner. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring partnership class actions in Federal court to enforce your rights and the rights of the other limited partners under the Federal and state securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the general partner should the breach of those laws been caused by the general partner. The responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel. The performance of the general partner for the operation of the partnership and its fiduciary duty are governed by the limited partnership agreement attached as Exhibit A.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the Fund itself may claim it is liable, provided that the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and such action or failure to act does not constitute misconduct or a breach of the Federal or state securities laws related to the sale of partnership interests.

Specifically, if the general partner has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a partner or other entity, the Fund will defend, indemnify and hold the general partner harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the general partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various state administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through two futures commission merchants, Citigroup Global Markets, Inc. and Lawrence-Bonfitto Trading Company. According to the clearing agreements that govern these trades, we must indemnify them for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreements.

Other Indemnification Provisions

The general partner has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship With The Futures Commission Merchants And The General Partner

As the general partner, White Oak supervises the relationship with the futures commission merchant, including

  * the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and

  * review of the daily reports.

White Oak has engaged Citigroup Global Markets, Inc. and Lawrence-Bonfitto Trading Company to act as the futures commission merchants.

Commissions are Competitive

The general partner is obligated to obtain the best commission rates available to us. Accordingly, the general partner is free to select any substitute or additional futures commission merchants at any time, for any reason. However, neither the corporate general partner, nor Mr. Pacult acting as a general partner, is likely to dismiss the current broker because of the difference in brokerage commissions retained by the general partner. The general partner believes the $22 per round turn commission charged the fund is competitive with the rates charged to similar accounts for similar services.

Either general partner or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the $22 per round turn commissions the general partner charges us.

Relationship With The Commodity Trading Advisor

The Commodity Trading Advisor Will Trade For Other Accounts

The commodity trading advisor will trade for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others that differ from those used for us. Consequently, such accounts may have different trading results from those experienced by us.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite positions taken on our behalf, which presents a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when:

* trades taken on behalf of both the Fund and the trading advisor's other accounts are identical, and

* the prices of such trades are different.

See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of The Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisor, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

                              Charges To The Fund

As an investor in this partnership, you will pay the cost of our operation. These charges are described in narrative form and in the chart that follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner and its affiliates will earn in connection with this offering. Some of these charges were not negotiated at arm's length, but rather were determined by the general partner.

Compensation Of General Partner

The general partner has reserved the right to charge a management fee of up to 6% per year, at its sole discretion, provided the incentive fee is appropriately reduced. See Charges to the Fund, Restrictions on Management Fees.

Compensation Of The Commodity Trading Advisor

The commodity trading advisor will be allocated equity to trade from funds that will be deposited in an account with the futures commission merchant. Fall River Capital, LLC is allocated equity through partnership accounts maintained at Citigroup Global Markets, Inc. and Lawrence Bonfitto Trading Company. Each month, we deduct from the Fund's account managed by the trading advisor 1/12%, or 1% annually, computed upon the close of business on the last trading day of the previous month and pay it directly to the trading advisor as a management fee. The general partner has reserved the right to change this fee at its sole discretion. See Charges to the Fund, Restrictions on Management Fees.

For those quarters in which a commodity trading advisor operates profitably, the Fund pays that advisor an incentive fee equal to 20% of the new net profit produced by that trading advisor. The Fund also pays the general partner a 5% incentive fee of the net new net profit earned by the Fund. If there is more than one advisor, the general partner will get paid on the net new net profit generated by all trading advisors combined, with net losses from previous quarters being carried through the present quarter. If the Fund has multiple trading advisors, it would also be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.

New net profit:

* is calculated to determine how much a trading advisor has increased our net assets through trading alone

* is based upon the net value of the equity assigned to the trading advisor to trade

* is calculated quarterly

* only occurs when any losses in previous quarters have been offset by new profits regardless of whether:

  * the general partner has changed the trading advisor's compensation, or

  * the Fund and trading advisor have entered a new contract

* is adjusted to eliminate the effects of:

  * any new subscriptions for partnership interests

  * redemptions by partners

  * interest income paid by the futures commission merchant, and

  * any other income earned on our assets which are not related to such trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by the trading advisor and the general partner based on the new net income, as calculated above.

Qtr    Net Income   CTA (20%)   GP (5%)

1      $    1,000   $    200    $    50
2            (200)         0          0
3           1,000        160         40
4             500        100         25

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell partnership interests will require that we comply with the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that:

* the total management fees, including that of the general partner and the commodity trading advisors, may not exceed 6% of our net assets, and

* incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the general partner has reserved the right to raise the current incentive fee to a maximum of 27%, provided the management fees are correspondingly lowered to 0%. However, the general partner will notify you of any change in fees within seven business days.

Brokerage Commissions

Brokerage Fees Paid To the General Partner by the Fund

The general partner charges the Fund a round turn commission of $22 to cover all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees. The general partner is responsible for all payments to the futures commission merchants and retains the difference between the round turn commission charge to the partnership and the payments made to the futures commission merchants.

Continuing Service Fees

The general partner, at the expense of the Fund, pays a monthly continuing compensation to the selling agents and introducing brokers who are qualified to provide services to the Fund and the investors. The continuing service fees are four percent per year paid at the rate of 1/3% of the value of the partnership interests in the Fund at the close of business on the last day of each month.

The recipients of the continuing commission are responsible for maintaining investment in this partnership. This must be done to:

* spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and

* allow the long-term trading strategies of the commodity trading advisors to be profitable so additional investments can be solicited.

The Fund pays continuing service fees to the persons responsible for selling the partnership interests to:

* maintain continuous contact with the partners to whom they sold interests in the Fund

* review of the daily runs to be aware of the Fund results to discuss with the investors

* explain changes in trading advisors and results from operations

* answer questions regarding the Fund, and

* work to retain investment in the Fund.

Miscellaneous Fees To Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to:

* change, add or delete any futures commission merchant

* change the round turn commission rate

* have the Fund pay a fixed percentage brokerage commission as opposed to a round turn charge, at any time, with or without a change in circumstances; provided, however, such brokerage commissions cannot exceed

  * 80% of the published retail rate of the broker and other similar brokers, excluding pit brokerage fees, charged to accounts similar to the Fund.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, we must pay yearly legal and accounting costs of approximately $23,000, which includes $18,000 for accounting and audit and $5,000 for legal services. We must also pay customary and routine administrative expenses, and other direct expenses.

We will reimburse the general partner for direct expenses, such as periodic amendments to the disclosure document and prospectus used to solicit investment, audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges To The Fund

The following table includes all charges to the Fund.

Entity                                 Form of Compensation                           Amount of Compensation

General Partner                        Brokerage Commission                           $22 per round turn.  A portion of  this
(White Oak Financial Services, Inc.                                                   commission will be paid by the general
and Michael Pacult)                                                                   partner to the clearing brokers (see
                                                                                      futures commission merchants below).

                                       Incentive Fee                                  5% of the new net profits of the account
                                                                                      for each quarterly period that the net
                                                                                      value of the trading equity at the end
                                                                                      of such quarterly period for all trading
                                                                                      advisors exceeds the highest previous
                                                                                      quarterly net value of the trading equity
                                                                                      for all advisors

Selling Agent                          Continuing Service Fee                         4% continuing service fee, charged
(Futures Investment Company)                                                          monthly after Fund business has commenced.

Futures Commission Merchant            Round-turn commissions paid from the           The general partner pays a portion of the
(Citigroup Global Markets, Inc. and    commissions paid by the Fund to the            $22 round turn commission to the futures
Lawrence Bonfitto Trading Company)     general partner                                commission merchants

                                       Reimbursement of delivery, insurance,          Reimbursement by the Fund of actual
                                       storage and any other charges incidental       payments to third parties in connection
                                       to trading and paid to third parties           with partnership trading

Commodity Trading Advisor              Fixed Management Fee                           1% annual management fee, paid monthly,
(Fall River Capital, LLC)                                                             of the trading equity assigned to the
                                                                                      advisor.

                                       Incentive Fee                                  20% of the new net profits of the account
                                                                                      for each quarterly period that the net
                                                                                      value of the trading equity at the end of
                                                                                      such quarterly period for each advisor
                                                                                      exceeds the highest previous quarterly net
                                                                                      value of the trading equity for that
                                                                                      advisor

Third Parties                          Legal, accounting fees, and other actual       The Fund will reimburse the general
(The Scott Law Firm, P.A.,             expenses necessary to the operation of the     partner $30,000 for offering expenses at
Frank L. Sassetti & Co., &             Fund, and all claims and other extraordinary   break of escrow and $25,000 for offering
James D. Hepner, CPA)                  expenses of the Fund.                          expenses for each additional $2,000,000
                                                                                      of partnership interests sold.  The Fund
                                                                                      will pay $18,000 for audit and accounting
                                                                                      and $5,000 for legal each year of
                                                                                      operation.  Claims and other costs cannot
                                                                                      be estimated and will be paid or reserved
                                                                                      as incurred.


                             Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to:

* place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the general partner, and

* have that equity allocated to the trading advisors in a manner that is intended by the general partner to optimize future profit potential.

Mr. Pacult has over twenty years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how individual managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from investments in stocks, bonds and real estate.

Limited Liability

You will not be subject to margin calls and cannot lose more than your original investment amount plus your share of distributed and undistributed profits; provided the below bulleted legal conditions are met.

In the opinion of our legal counsel, there are no circumstances, including bankruptcy of this partnership, which will subject your personal assets to our debts, provided:

* the Fund's structure is maintained by the general partner, and

* no limited partner is affiliated with any phase of our management.

See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including:

* providing monthly and annual financial reports showing, among other things:

  * the value of each unit of partnership interest

  * trading profits or losses, and

  * expenses; and

* preparing all tax information relating to your investment in this partnership.

Access To The Commodity Trading Advisor

The commodity trading advisor selected by the general partner requires a minimum account size substantially greater than the $25,000 minimum investment required by us. For instance, Fall River currently requires a minimum investment of $2,000,000 to open an account, depending on the investment program. Accordingly, you have access to the trading advisor for a smaller investment than is available from the trading advisor.

                                Use Of Proceeds

The Fund will reimburse the general partner for $25,000 for offering expenses and $5,000 for organizational expenses at the break of escrow. After the break of escrow and the sale of additional partnership interests, the Fund will reimburse the general partner for all offering costs associated with the sale of additional units after the break of escrow. The offering costs are estimated to be $25,000 for each $2,000,000 in face value of units sold. At the end of each month, the management and continuing service fees identified under Charges to the Fund are paid by the Fund. Incentive fees are paid at the end of each quarter. Round-turn commissions are paid as each trade is entered.

The general partner has sole authority to determine the percentage of our assets that will be:

* held on deposit with the futures commission merchants

* used for other investments, and

* held in bank accounts to pay current obligations and as reserves.

The general partner expects to deposit substantially all of our net assets with the futures commission merchants for trading by the trading advisor. However, approximately 3% of the previous month's net assets will be retained in our bank accounts to pay expenses and redemptions.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

The general partner believes that 10% to 30% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that:

* 10% and 30% of our net assets will be used for margin upon trades, and

* we will receive 3% interest on our available balances.

The futures commission merchants may increase margins applicable to us at any time. And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

                      Determination Of The Offering Price

The general partner initially established the number of units to be offered at ten million dollars ($10,000,000) with the minimum number that must be sold to break escrow and commence business at two million thirty thousand dollars ($2,030,000), and set the value of each unit of partnership interest for sale at one thousand dollars ($l,000). Upon the break of escrow and the commencement of trading, we will offer partnership interests at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and subscription amount from a future partner. Such future partner will be admitted as a partner on the open of business on the first day of business of the following month.

                              The General Partner

Identification

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The General Partners.

Audited financial statements for White Oak for the period ended June 30, 2003 are included in this prospectus. Also, see Experts.

You will not acquire or otherwise have any interest in White Oak, the corporate general partner, or any other entity other than Providence, by purchasing the partnership interests offered by this prospectus.

Michael Pacult

Mr. Pacult, age 59, is:

* one of the general partners

* the sole shareholder, director, principal, and officer of the corporate general partner, and

* a principal, officer, director and 50% shareholder of Futures Investment Company, the principal selling agent. Mr. Pacult's wife, Shira is also a principal and holds the other 50% and sells various managed investment, including futures, products.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and in Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his wife established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. In 1995, Mr. and Mrs. Pacult were featured in a book titled Interviews with Top Futures Brokers by John Walsh that was published by the Center for Futures Education. Mr. Pacult is a principal, an affiliated person and registered representative of Futures Investment Company, now located at 5916 N. 300 West, P.O. Box C, Fremont, Indiana, 46737 an introducing broker and member of the National Futures Association (the "NFA") and a broker/dealer and member of the National Association of Securities Dealers, Inc. (the "NASD").

In addition to the interests in this partnership offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, the securities of other issuers and engages in other broker activities.

Ownership In Commodity Trading Advisor And Futures Commission Merchants

Neither Mr. Pacult, nor any of his affiliates, has any ownership in the
commodity trading advisor or the futures commission merchants.   Mrs. Shira
Del Pacult, Mr. Pacult's wife, will have no ownership or role in the management of the Fund or White Oak Financial Services, Inc. However, she is a 50%owner and associated person, and officer in Futures Investment Company, an NASD broker dealer and NFA introducing broker in Mr. Pacult owns the other 50%. Mrs. Pacult as a representative of Futures Investment Company is expected to sell partnership interests in the Fund.

Trading By The General Partner

White Oak Financial Services, Inc. and Mr. Pacult, may, from time to time, trade commodity interests for their own accounts. The results and other records of any such trading activities will not be made available to you. As stated earlier, neither general partner will knowingly take positions on their behalf that would be ahead of or identical to the positions taken on behalf of the Fund.

            No Prior Performance of this Fund and Regulatory Notice

We have not begun trading and do not have any performance history. However, Mr. Pacult has extensive experience in the futures industry and presently serves as the sole director and officer of the corporate general partner and as the individual general partner of two other publicly traded commodity pools.

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

                              Trading Management

No Affiliation With Commodity Trading Advisor

The trading advisor is not affiliated with either general partner. Additionally, the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without notice to you:

* terminate any current or future trading advisor

* select additional trading advisors, or

* change the allocation of equity to any trading advisor.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the general partner receives an incentive fee and may engage more than one trading advisor, the following may possibly occur:

* we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall

* the general partner may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss

* as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

                         The Commodity Trading Advisor

Fall River Capital, LLC

Fall River Capital, LLC, a Wisconsin limited liability company, is a commodity trading advisor, and its main business office and main business telephone are: 11740 North Port Washington Road, Mequon, Wisconsin 53092;
(262) 241-8020. The trading advisor's books and records will be kept and made available for inspection at its main business office.

Business Background

The business background for at least five (5) years for the advisor is as follows:

The advisor became registered as a commodity trading advisor with the Commodity Futures Trading Commission in January 2000 and as a commodity pool operator in June 2000. The advisor is also a member of the National Futures Association.

The principals of the advisor are Robert Friedl, President, and Charles Wright, Chairman. Mr. Friedl was a trading principal of Webster Management Group, Inc., a registered commodity trading advisor. The performance record of Webster Management Group, Inc. during the period Mr. Friedl was associated with the firm is presented below in Performance Record Of The Commodity Trading Advisor.

Robert Friedl, President. Mr. Friedl has worked in the futures industry since 1987 and brings more than twelve years of experience to the advisor in the areas of trading-room operations, systems research, and trading advisor back-office management.

From September 1988 to September 1989, he was employed by Limitless Options Partners (a proprietary trading and floor brokerage group) and supervised its back-office operations. Mr. Friedl's responsibilities included daily option valuations and risk management for Limitless Options Partners' options, futures and cash/currency positions in addition to account reconciliation and internal trade accounting.

Mr. Friedl worked with the Fall River Group, Inc., a group of foundries in Wisconsin as an in-house trader for the company's proprietary commodity account (October 1989 to September 1991). He has been involved in the back-office operations of several brokerage and trading firms including: B.L. Rice, Inc., a proprietary trading firm in Chicago, Illinois (May 1987 to September 1987) and KTZ Trading, a proprietary trading firm in Chicago, Illinois (September 1987 to August 1988).

Mr. Friedl was a founding principal of the Webster Management Group ("Webster"), a Commodity Trading Advisor, which was started in September 1991. He co-designed the initial trading strategies and remained a member of the research team through 1996. Mr. Friedl was the principal in charge of Webster's trading desk from 1993 through 1995. During that time he coordinated the design and implementation of Webster's back office software and account management systems.

In 1996, Mr. Friedl began a transition from Webster's trading desk into full-time research. In January 1997, he moved into full time research and product development for Webster. He left Webster in January 2000 and started the advisor thereafter.

Mr. Friedl holds a Bachelor of Science degree in Small Business Management from the University of Wyoming (1986). He is a registered Associated Person, effective January 5, 2000, and a founding principal of the advisor.

Charles F. Wright, Chairman. Mr. Wright is the chairman of the Fall River Group, Inc. (a manufacturing company in Wisconsin) and has been associated with the Fall River Group since 1973. Since October 2001 he has also been the chairman and co-owner of Quaestus & Co., Inc., a venture capital firm located in Milwaukee, Wisconsin, and chairman and co-owner of Kilbourn Capital Management Inc., a commodity pool operator that manages the Kilbourn Diversified Strategy Fund, a hedge fund of funds.

Mr. Wright serves on the board of directors of several firms in Wisconsin.
In the non-profit sector he is the chairman of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, and serves as president of the Second Harvest Food Bank Foundation. He is a commissioner of the Milwaukee Social Development Commission, and a member of the Greater Milwaukee Committee. In the private sector he sits on the board of Directors of U-Line Corporation, and TradeStation Group, Inc.

Mr. Wright served as president of the Private Industry Council of Milwaukee County from June 1996 through September 1997. The Private Industry Council was responsible for implementing and overseeing "Wisconsin Works" or "W2", Wisconsin's innovative welfare reform program, in Milwaukee County, Wisconsin during his tenure as President.

From 1992 to 1997, Mr. Wright served as chairman of Caribbean Communications Company Ltd ("CCC"). During this time CCC continued building and operated a radio network throughout the English-speaking Caribbean Islands. In 1997, Cumulus Media, Inc. (CMLS) acquired CCC.

During the 1980's, Mr. Wright was an IOM member of the Chicago Mercantile Exchange and actively day-traded S&P futures. He served as editor of the System Trading and Development Newsletter, published by Omega Research, Inc. He has taught several different trading seminars over the years, including System Trading and Development, and Trading as a Business. Mr. Wright is credited with having taught many traders how to develop winning trading systems. There are many individual traders in the world today who use his techniques to trade for a living.

Mr. Wright is the author of the book, Trading as a Business, published by Omega Research, Inc. (1998).

Mr. Wright holds a Bachelor of Arts degree from the University of South Florida (1973) and a Masters Degree in Business Administration from the Harvard University Graduate School of Business (1977). He is a registered Associated Person, effective January 5, 2000, and a founding principal of the advisor.

The past performance record of the advisor and its principals is set forth below under Performance Record Of The Commodity Trading Advisor.

The advisor and its principals may trade commodity interests for their own accounts, and the records of such trading, and any written policies relating to such trading, will not be made available to you for inspection.

Description Of Trading Program

The advisor's programs consist of a selection of a diversified portfolio of international commodity interests on major commodity and futures exchanges worldwide. The programs use computerized, technical systems that have been developed by the advisor.

The goal of the advisor's programs is to provide superior risk-adjusted investment returns. The advisor's programs use various risk management techniques to reduce portfolio risk. These techniques include, but are not limited to:

* market diversification (committing assets to multiple markets);

* system diversification (trading with multiple trading strategies); and

* a money management structure that determines and limits the amount of equity committed to each trade and each market.

The advisor's programs trade in easily accessible and liquid U.S. and non-U.S. futures and forward contracts that are practicable. Forward markets may include major currencies and metals, which are currently being traded on the London Metal Exchange. In addition, the advisor continually monitors numerous markets, both U.S. and non-U.S., and will initiate trades at any point it determines that a market is sufficiently liquid and tradable.

The advisor may also trade an account in physical commodities, including exchange of futures for physicals transactions, or EFP. An EFP is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

The advisor estimates that generally, between 10% and 30% of an account's assets will be committed as original margin. However, these ratios are difficult to predict and may vary substantially from this range and be materially higher.

Trading decisions require the exercise of judgment by the advisor. Therefore, the success of trading depends on the advisor's trading ability, knowledge and judgment.

The advisor will exercise its judgment and discretion in interpreting the data generated by its trading methodology, and will make all decisions regarding the trading in the partnership's account, including selecting the markets which will be followed and actively traded. In addition, the advisor will determine the method by which orders are placed, the types of orders that are to be placed, the overall leverage for the portfolio, and, when applicable, the time at which orders are placed with, and executed by, a broker.

The trading program to be followed by the advisor does not assure successful trading. Investment decisions made in accordance with the advisor's programs will be based on an assessment of available facts. However, because of the large quantity of facts at hand, the number of available facts that may be overlooked and the variables that may shift, any investment decision must, in the final analysis, be based on the judgment of the advisor.

The advisor's business plan includes continued refinement and testing of its programs. Therefore, the advisor retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied. It will do this without your approval if it determines that the changes are in the best interest of your account.

The advisor's programs are proprietary and confidential, and the descriptions herein are, of necessity, general and are not intended to be exhaustive. Consequently, you will not be able to determine the full details of the program, or whether the program is being followed. There can be no assurance that any trading strategy of the advisor will produce profitable results or will not result in losses.

Performance Record Of The Commodity Trading Advisor

The following presents the past performance of the advisor.

* Table 1 presents the customer performance record of the Global Trends
Program.

* Table 2 presents the customer performance record of the Global Strategies Program.

* Table 3 presents the customer performance record of the Global Strategies LL Program.

* Table 4 presents the customer performance record of the Global Strategies HL Program.

* Tables 5 and 6 present the performance history of one of the General Partner's trading principals, Robert Friedl.

  * The data presented in Table 5 represents the performance of the Webster Capital Fund L.P. Webster Management Group, Inc. was the advisor to this fund from the date of its inception. Mr. Friedl was a trading principal for Webster Management from 1991 through December of 1999.

  * Table 6 represents the composite trading record for the managed accounts of Webster Management from 1995 through 1999. Mr. Friedl was a trading principal for Webster Management during this time period.

The advisor believes that the past performance information presented herein may be of interest to prospective investors, but encourages investors to look at such information more as a statement of the advisor's objectives than as any reliable indication that such objectives will, in fact, be achieved.

Past performance is not necessarily indicative of future results.

Fall River Capital, LLC - Table 1 - Global Trends Program

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this program.

           Fall River Capital, LLC - Table 1 - Global Trends Program Percentage Rate of Return(Computed on a compounded monthly basis)*

    2003      2002      2001      2000
(Jan - Jun)                   (Aug - Dec)

    8.62     40.90     12.15     31.14

Name of Commodity Trading Advisor:    Fall River Capital, LLC
Name of the Trading Program:    Global Trends Program
Date of Commencement of Program Trading:    August, 2000
Number of Accounts in Trading Program:    2
Total Assets Under Management (incl. notional funds):    $84,382,500
Total Assets Under Management (excl. notional funds):    $51,852,445
Total Assets Traded Pursuant to Program (incl. notional funds):   $14,917,662
Total Assets Traded Pursuant to Program (excl. notional funds):   $11,917,662
Largest Monthly Draw-down**:    03-03 / 15.36%
Worst Peak to Valley Draw-down***:    03-03 to 03-03 / 15.36%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

Fall River Capital, LLC - Table 2 - Global Strategies Program

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this program.

         Fall River Capital, LLC - Table 2 - Global Strategies Program Percentage Rate of Return(Computed on a compounded monthly basis)*

    2003         2002
(Jan - Jun)  (Jun - Dec)

   (0.19)       11.53

Name of Commodity Trading Advisor:    Fall River Capital, LLC
Name of the Trading Program:    Global Strategies Program
Date of Commencement of Program Trading:    April, 2002
Number of Accounts in Trading Program:    9
Total Assets Under Management (incl. notional funds):    $84,382,500
Total Assets Under Management (excl. notional funds):    $51,852,445
Total Assets Traded Pursuant to Program (incl. notional funds):   $21,584,012
Total Assets Traded Pursuant to Program (excl. notional funds):   $21,584,012
Largest Monthly Draw-down**:    03-03 / 7.22%
Worst Peak to Valley Draw-down***:    03-03 to 03-03 / 7.22%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

Fall River Capital, LLC - Table 3 - Global Strategies LL Program

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this program.

       Fall River Capital, LLC - Table 3 - Global Strategies LL Program Percentage Rate of Return(Computed on a compounded monthly basis)*

    2003        2002        2001
(Jan - Jun)             (Sep - Dec)

    1.27        6.80        5.86

Name of Commodity Trading Advisor:    Fall River Capital, LLC
Name of the Trading Program:    Global Strategies LL Program
Date of Commencement of Program Trading:    September 2001
Number of Accounts in Trading Program:    1
Total Assets Under Management (incl. notional funds):    $84,382,500
Total Assets Under Management (excl. notional funds):    $51,852,445
Total Assets Traded Pursuant to Program (incl. notional funds):   $3,037,984
Total Assets Traded Pursuant to Program (excl. notional funds):   $3,037,984
Largest Monthly Draw-down**:    03-03 / 3.48%
Worst Peak to Valley Draw-down***:    03-03 to 03-03 / 3.48%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

Fall River Capital, LLC - Table 4 - Global Strategies HL Program

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this program.

       Fall River Capital, LLC - Table 4 - Global Strategies HL Program Percentage Rate of Return(Computed on a compounded monthly basis)*

   2003          2002
(Jan - Jun)  (Apr - Dec)

   5.63         33.22

Name of Commodity Trading Advisor:    Fall River Capital, LLC
Name of the Trading Program:    Global Strategies HL Program
Date of Commencement of Program Trading:    April, 2002
Number of Accounts in Trading Program:    11
Total Assets Under Management (incl. notional funds):    $84,382,500
Total Assets Under Management (excl. notional funds):    $51,852,445
Total Assets Traded Pursuant to Program (incl. notional funds):   $44,842,842
Total Assets Traded Pursuant to Program (excl. notional funds):   $15,312,787
Largest Monthly Draw down**:    03-03 / 12.17%
Worst Peak to Valley Draw down***:    10-02 to 11-02 / 13.53%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

Fall River Capital, LLC - Table 5 - Webster Capital Fund L.P.

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this fund.

         Fall River Capital, LLC - Table 5 - Webster Capital Fund L.P. Percentage Rate of Return(Computed on a compounded monthly basis)*

1999  1998  1997  1996

 5.7  14.6   2.0  15.2

Type of Pool:    Privately Offered, Single Advisor Pool
Name of Commodity Trading Advisor:    Webster Management Group, Inc.
Date of Commencement of Program Trading:    January, 1995
Aggregate Subscriptions:  $4,248,363
Current Net Asset Value:    $3,158,255
Largest Monthly Draw-down**:    10-98 / 12.66%
Worst Peak to Valley Draw-down***:    6-97 to 7-98 / 24.35%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by Webster Capital Fund L.P. in any calendar month expressed as a percentage of the total equity in the Webster Fund and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the Webster Fund due to losses sustained by the Webster Fund during any period in which the initial month-end net asset value of the Webster Fund is not equaled or exceeded by a subsequent month-end net asset value of the Webster Fund and includes the time period in which it occurred.

Fall River Capital, LLC - Table 6 - Webster Management Group, Inc.

Past performance is not necessarily indicative of future results. A purchase of units pursuant to this offering does not include any interest in this group.

      Fall River Capital, LLC - Table 6 - Webster Management Group, Inc. Percentage Rate of Return(Computed on a compounded monthly basis)*

1999  1998  1997  1996

 5.7  14.6   2.0  15.2

Name of Commodity Trading Advisor:    Webster Management Group, Inc.
Name of the Trading Program:    Diversified
Date of Commencement of Program Trading:    August, 1993
Largest Monthly Draw-down**:    10-98 / 8.13%
Worst Peak to Valley Draw-down***:    6-97 to 7-98 / 18.57%

* Monthly Rate of Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by the program during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

       Performance of Other Partnerships Managed by the General Partner

Performance Record Of Bromwell Financial Fund, Limited Partnership

Mr. Pacult serves as an individual general partner and as the principal of a corporate general partner, Belmont Capital Management, Inc., both of which manage another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000. Ansbacher Investment Management, Inc. and Mangin Capital Management, Inc select and enter trades for Bromwell.

Bromwell pays various expenses in relation its operation including:

* a monthly management fee of 1/12%, or 1% annually, to its trading advisors

* a monthly management fee of 1/4%, or 3% annually, to its corporate general partner

* a quarterly incentive fee of 20% on all new net profits to its trading advisors

* a monthly trading fee of 11/12%, or 11% annually, to its introducing broker.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the period from inception of trading in July 2000 through June 30, 2003. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Bromwell Financial Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this supplement to prospectus.



                 Bromwell Financial Fund, Limited Partnership
      Percentage Rate of Return(Computed on a compounded monthly basis)*

   2003      2002       2001        2000
(Jan-Jun)                        (Jul - Dec)

   6.72     (4.82)     (1.84)      (2.71)

Name of Pool:  Bromwell Financial Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisors: Ansbacher and Mangin
Principal Protected:  No
Date of Inception of trading:  July, 2000
Net Asset Value of the pool: $1,337,799 on total units outstanding: 1,815 Net Asset Value Per Unit: $970.12
Largest Monthly Draw-Down**:  4-01/16.49%
Worst Peak-to-Valley Draw-Down***:  9-02 to 11-02/23.20%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record Of Atlas Futures Fund, Limited Partnership

Mr. Pacult serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Clarke Capital Management, Inc selects and enters trades for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including:

* a monthly management fee of 1/6 of 1%, or 2% annually, to its corporate general partner

* a quarterly incentive fee of 25% on all new net profits to its trading advisor

* a monthly trading fee of 3/4%, or 9% annually, to its introducing broker.

The following capsule shows the past performance of Atlas Futures Fund, LP for the period from inception of trading in October 1999 through June 30, 2003. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Atlas Futures Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this prospectus.

                   Atlas Futures Fund, Limited Partnership
      Percentage Rate of Return(Computed on a compounded monthly basis)*

  2003     2002     2001     2000     1999
(Jan-Jun)                           (Oct-Dec)

 33.58    10.97    (5.70)   31.76    (4.88)

Name of Pool:  Atlas Futures Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Principal Protected: No
Date of Inception of trading:  October, 1999
Net Asset Value of the pool: $7,859,399 on total units outstanding: 4,486 Net Asset Value Per Unit: $1,752
Largest Monthly Draw-Down**:  10-02/12.94%
Worst Peak-to-Valley Draw-Down***:  9-02 to 11-02/17.86%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                       The Futures Commission Merchants

The general partner has selected two unaffiliated futures commission merchants, Citigroup Global Markets Inc. ("Citigroup"), a New York corporation with its principal place of business at 388 Greenwich St., New York, New York 10013 and Lawrence-Bonfitto Trading Company, an Illinois corporation with its principal place of business at 141 West Jackson Boulevard, Suite 2450, Chicago, Illinois 60604. They hold, supervise and control approximately 97% of all of our equity that is used for trading by the commodity trading advisor. Both Citigroup and Lawrence-Bonfitto are registered futures commission merchants pursuant to the Commodity Exchange Act and are members of the National Futures Association. As required by law, the general partner will provide notice to you within 21 days of any change in a futures commission merchant.

At any given time, the futures commission merchants are involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon either of their condition, financial or otherwise, or the services they will render to the Fund.

The futures commission merchants act only as clearing brokers for the Fund
and, as such, are paid commissions for executing and clearing trades.    They
have not passed upon the adequacy or accuracy of this prospectus. The futures commission merchants will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the Fund. Therefore, prospective investors should not rely on the futures commission merchants' agreements to clear trades for the Fund or for any other reason related to them in deciding whether or not to purchase interests in the Fund.

                          Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on:

* the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect on June 30, 2003 and

* the express intent of the general partner to:

  * operate the Fund as authorized and limited by the limited partnership agreement, and

  * cause us to invest only our equity capital and not to borrow money to operate the Fund , and

* the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

If the IRS audits us, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to both you and us. Any adjustment made to our return will flow through to your return and could result in a separate audit of your individual return. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year, or such other period as is required under section 706(b) of the Internal Revenue Code. During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Said opinion is based and conditioned upon factual representations made by the general partner on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon:

* any matter that concerns the tax consequences of investment in the Fund by any partner,

* any Federal income tax issue which involves a determination by the IRS of the facts related to our operation, or

* any other matter which may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the general partner.

Partnership Tax Status And Net Worth Of The General Partner

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a partnership is to be taxed as a partnership and not as a corporation. A partnership must have two or more of the following characteristics:

* decentralized management

* unlimited liability of the partners

* limited transferability of partnership interests, and

* limited continuation of existence.

The limited partnership agreement obligates the general partner to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation:

* we would pay taxes at the corporate rates upon our income and gains

* items of deduction and losses would be deductible only by us and not by you

* tax credits would be available only to us and not to you, and

* all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income.

This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. If the principal activity of the Fund is buying and selling commodities, qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities. The general partner intends to limit the sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund.

Tax Opinion

Based upon opinion of counsel, the general partner believes, this prospectus accurately summarizes all material Federal tax matters related to the Fund. In the opinion of The Scott Law Firm, P.A., tax counsel to the Fund:

* we will be treated as a partnership for Federal income tax purposes;

* the allocations of profits and losses made when partners redeem their partnership interests should be upheld for Federal income tax purposes;

* based upon our contemplated trading activities, the IRS should consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business should not be subject to limitation under Section 67 or
Section 68 of the Internal Revenue Code;

* the profit share should be respected as a distributive share of our income allocable to Providence Select Fund, Limited Partnership; and

* the contracts we trade, as described in this prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of June 30, 2003 and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

* at all times, we will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

* for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

* no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

* the general partner will at all times actively direct the affairs of the Fund

* the general partner:

  * will possess substantial assets, exclusive of its interest in us or any other limited partnership, which can be reached by our general creditors within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or

  * will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships

* interests in the Fund:

  * will be transferable only upon approval of the general partner

  * will not be traded on an established securities market, and

  * will not be readily tradable on a secondary market or the substantial equivalent thereof

* we will not be registered under the Investment Advisor's Act of 1940; and

* over 90% of our earned income will be qualifying income as that term is defined in the IRS Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon

* the tax treatment of certain expenses because deductibility depends upon questions of fact to be resolved by the general partner on our behalf, or

* the likelihood that decisions made by the general partner will be changed as a result of IRS audit.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Fund and certain offering expenses will not be deductible or amortizable by you or us.

Any change in these representations or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to the cost

* decreased, but not below zero, by your share of any partnership losses and distributions, and

* increased by your share of any partnership income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of:

* cash distributions from the activity

* deduction of losses from the activity

* changes in the status of indebtedness from recourse to non-recourse

* the commencement of a guarantee, or

* other events that affect your risk of loss.

You should consider the at risk provisions in arranging debt financing for purchasing a partnership interest.

Income And Losses From Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations,

* the trading of personal property, such as futures contracts, will not be treated as a passive activity,

* partnership gains allocable to you will not be available to offset passive losses from sources outside the Fund, and

* partnership losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the Fund equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement that it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation Of Futures And Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code. 1256 Contracts are any:

* regulated futures contract

* foreign currency contract

* non-equity option, or

* dealer equity option.

A regulated futures contract is a futures contract:

* if it is traded on or subject to the rules of:

  * a national securities exchange which is registered with the Securities and Exchange Commission,

  * a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

* which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for
trade among banks and private investors.   The Fund is expected to purchase
or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the Fund from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Long-term capital gains are taxed at a maximum rate of fifteen percent (15%) for most gains in taxable years beginning on or before December 31, 2008. Short-term capital gains are taxed as the same rates as ordinary income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. Section 1256 losses not recovered by carry back may be carried forward until they are fully deducted from Section 1256 gains. Income on Non-Section 1256 Contracts is generally taxed at ordinary income rates. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner does not plan to register us as a tax shelter with the IRS.

Taxation Of Foreign Partners

An investment in the Fund should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax. Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of the redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the Fund level in a single partnership proceeding. The Limited Partnership Agreement has appointed White Oak Financial Services, Inc. as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the Fund return, unless the partner specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the partner by the Fund. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of:

* 10% of the correct tax, or

* $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

                 Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

* employee benefit plans, such as:

  * a qualified pension, profit-sharing or stock bonus plan, or

  * a qualified health and welfare plan; and

* individual retirement accounts, commonly called IRAs.

You may not purchase limited partnership interests with the assets of a plan if we, the general partner, the selling agent, a futures commission merchant, or any of their affiliates, agents or employees:

* has investment discretion over such plan,

* gives investment advice with respect to such plan assets, for a fee, or

* is an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

                       The Limited Partnership Agreement

This prospectus explains all material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation Of The Fund

Our Certificate of Limited Partnership is dated and was filed on May 16, 2003 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, the limited partnership agreement allows successor representatives of such limited partner to redeem their partnership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the general partner.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of partnership interests you hold by the aggregate number of outstanding units of partnership interests.

Management Of Partnership Affairs

Only the general partner may manage this partnership. All of the decisions will be in the sole judgment of the general partner without any obligation to provide you with advance notice of the decisions to be made. You will not take part in the business or affairs of the Fund nor will you have any voice in its or the general partner's management or operations.

You and the other limited partners have a right to vote and a majority of those partners who hold outstanding partnership interests must give prior written approval of any material change in either the Limited Partnership Agreement or the Fund structure.

Without the limited partners' approval, the general partner may:

* change or add or delete trading advisors,

* change or add or delete futures commission merchants,

* redeem and return a limited partner account

* change the commodity contracts traded,

* change the diversification of our assets among the various types of or in the positions held in commodity markets, or

* change or add legal counsel, experts, and tax partner to the Fund.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

The general partner may not make trades on our behalf. Trading must be done by one or more independent commodity trading advisors selected by the general partner.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a partner or an affiliate with respect to:

* the offering of partnership interests for sale

* registration, or

* initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the Fund. If the general partner makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The general partner has sole discretion to:

* end this or any future offering of partnership interests

* register additional partnership interests, and

* make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. We have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold.

Partnership Accounting, Reports, And Distributions

You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. On a monthly basis you will receive a report containing:

* the net unit value as of the end of both the current and previous month

* the percentage change in net unit value between the two months

* the amount of distributions during the month, and

* any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided:

* you give adequate notice

* you do so at a reasonable time, and

* you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year the Fund under the supervision of the general partner and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the partners in accordance with the relationship of each Capital account to all Capital accounts. You must include your share of such items in your personal income tax return.

Transfer Of Partnership Interests Only With Consent Of The General Partner

Once admitted to this partnership and registered on the Fund records as the owner of partnership interests, you may:

* receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, and

* vote on any matters submitted to the limited partners for voting, and

* exercise all rights granted to limited partners pursuant to the partnership agreement and pursuant to Delaware law.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it:

* is requested before one year from the date of purchase

* is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will not retain more than five units of partnership interests

* will violate any applicable laws or governmental rules or regulations, including without limitation:

  * any applicable Federal or state securities laws, or

  * the Delaware limited partnership laws

* will jeopardize our ability to be taxed as a partnership and not as a corporation, or

* will affect characterizations or treatment of income or loss.

Termination Of The Fund

This partnership will terminate:

* at 11:59 p.m. twenty-one years from the date of the Limited Partnership Agreement

* by election of the general partner, in its sole discretion, to terminate and dissolve this partnership

* upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the limited partners unanimously elect to carry on the business and a new general partner has been substituted

* if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law

* upon any event which makes the continued existence of the Fund unlawful, or

* upon the unanimous vote of the Limited Partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including:

* amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent

* removal of the general partner and election of a new general partner

* cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the Fund is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner.

* the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund.

* dissolution of the Fund.

* change of any of the Fund's basic investment policies or in the structure of the Fund.

See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all partners. One or more partners who collectively own 10% or more of the outstanding partnership interests must sign the written request. The general partner then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. You may not redeem or liquidate any partnership interests until one year after you have been allocated partnerships interests from your subscription proceeds. The general partner must receive written request, in form acceptable to it, no less than ten days prior to the last day immediately preceding the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month.

The general partner will try its best to comply with the redemption request within twenty days following the effective date. However, you should be aware that the general partner may be unable to timely comply with the request if there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken, or because there are contingent claims on partnership assets.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of partnership interests. If the general partner notifies you in writing prior to registering partnership interests for public sale, it may redeem your partnership interests if you don't hold the required minimum amount of partnership interests which it has established.

You will not be charged a redemption fee.

                    Plan For Sale Of Partnership Interests

The Selling Agent

We are offering and selling the partnership interests through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, its address is 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737. It is a broker/dealer registered with the National Association of Securities Dealers and has been appointed the principal selling agent. It may, with the consent of the general partner, also select other broker dealers and introducing brokers to sell partnership interests. All partnership interests will be sold on a best efforts basis, which means the selling agents will try, but not guarantee, to sell the partnership interests.

Futures Investment Company was registered as an introducing broker with the National Futures Association on February 3, 1987 and as a fully disclosed broker dealer with the National Association of Securities Dealers on July 24, 1997. Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the general partner or other persons or entities in competition with us.

Mr. Michael Pacult and his wife, Mrs. Pacult, own Futures Investment Company. Mr. and Mrs. Pacult are also registered with the National Futures Association as associated persons and with the National Association of Securities Dealers, Inc. as registered representatives of Futures Investment Company.
In those capacities, they earn commissions and continuing service fees on the partnership interests they sell and service.

Although we are offering a maximum of $10,000,000 in partnership interests, the Limited Partnership Agreement authorizes the general partner to determine the amount of partnership interests to be sold. Accordingly, the Fund may sell an unlimited amount of partnership interests.

Escrow

All subscriptions accepted by the general partner will be placed in an account maintained at Star Financial Bank, Angola, IN until the minimum, $2,030,000 in face amount of Units are sold. If the minimum is sold, the
account will be delivered to the Fund.    Interest accrued on your
subscription amount will be used to buy additional partnership interests for you. If the minimum is not sold after fifteen months from the date of this prospectus, the general partner has directed the bank to directly return your original subscription amount, plus accrued interest, without deduction for any expenses and fees.

After the sale of the minimum, this offering will continue until the maximum of $10,000,000 in face amount of Units is sold. The general partner may terminate this offering at any time.

After the sale of the minimum, new partners will be admitted to the Fund on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the Fund and assigned partnership interests, all cash and subscription documents will be held in a segregated escrow account. No escrow funds will be available to pay debts or claims of the partnership or the general partner.

Cash from subscriptions held in the escrow account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that the minimum partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests without notice.

                            Subscription Procedure

To purchase partnership interests, you must:

* complete and execute a suitability questionnaire and a subscription agreement (Exhibit D), and

* deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Escrow Account-Providence". Your check will then be deposited to the escrow account within 24 hours of receipt.

Under no circumstances should you:

* make payment in cash, or

* make any checks payable to the Fund, the general partner the selling agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased partnership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or state securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the general partner will admit you as a partner and send you written confirmation to disclose the number of units purchased within 20 days of the close of business for the month in which you were admitted as a limited partner.

                             Investor Suitability

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

* a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or

* a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

The State where you live may impose a higher net worth and income requirement. See Suitability Requirements and Exhibit C to this prospectus.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the units is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the futures commission merchants and the selling agent. See Exhibit C.

                                 Legal Matters

Litigation And Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisors, Lawrence-Bonfitto, one of the futures commission merchants, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

One of the futures commission merchants, Citigroup Global Markets, Inc., does have litigation that must be reported that is unrelated and not deemed by the general partner to be material to the partnership as follows:

Neither Citigroup Global Markets, Inc. or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Citigroup would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission, or the Commission or its staff, except:

In the ordinary course of its business, Citigroup is a party to various claims and regulatory inquiries.

Both the Department of Labor and the Internal Revenue Service ("IRS") have advised Citigroup that they were or are reviewing transactions in which Ameritech Pension Trust purchased from Citigroup and certain affiliates approximately $20.9 million in participations in a portfolio of motels owned by Motels of America, Inc. and Best Inns, Inc. With respect to the IRS review, Citigroup and certain affiliated entities have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989.

In December 1998, Citigroup was one of twenty-eight market-making firms that reached a settlement with the US Securities and Exchange Commission In the Matter of Certain Market Making Activities on NASDAQ. Citigroup without admitting or denying the factual allegations, agreed to an order that required that it: (i) cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15c1-2, 15c2-7 and 17a-3 thereunder, (ii) pay penalties totaling approximately $760,000, and (iii) submit certain policies and procedures to an independent consultant for review.

In April 2000, CGM and several other broker-dealers entered into a settlement with the IRS and the US Securities and Exchange Commission concluding an industry-wide investigation into the pricing of Treasury securities in advanced refunding transactions.

Beginning in April 2002, Citigroup and several other broker dealers received subpoenas and/or requests for information from various governmental and self-regulatory agencies and Congressional committees as part of their research,
initial public offerings allocation and spinning-related inquiries.   With
respect to issues raised by the US Securities and Exchange Commission, the National Association of Securities Dealers and the New York Stock Exchange about Citigroup's and the other firms' e-mail retention practices, Citigroup and several other broker/dealers and the above regulatory agencies entered into a settlement agreement in December 2002. Salomon Smith Barney Inc. (now Citigroup) agreed to pay a penalty in the amount of $1.65 million but did not admit to any allegations of wrongdoing.

On April 28, 2003, Citigroup announced final agreements with the US Securities and Exchange Commission, the National Association of Securities Dealers, the New York Stock Exchange and the New York Attorney General (as lead state among the 50 states, the District of Columbia and Puerto Rico) to resolve on a civil basis all of their outstanding investigations into its research and Initial Public Offering allocation and distribution practices (the "Research Settlement"). As part of the Research Settlement, Citigroup has consented to the entry of (1) an injunction under the Federal securities laws to be entered in the United States District Court for the Southern District of New York, barring Solomon Smith Barney (now Citigroup) from violating provisions of the Federal securities laws and related National Association of Securities Dealers and New York Stock Exchange rules relating to research, certain Initial Public Offering allocation practices, the safeguarding of material nonpublic information, and the maintenance of required books and records and requiring Citigroup to adopt and enforce new restrictions on the operation of research; (2) an National Association of Securities Dealers Acceptance Waiver and Consent requiring Citigroup to cease and desist from violations of corresponding National Association of Securities Dealer rules and requiring Citigroup to adopt and enforce the same new restrictions; (3) an New York Stock Exchange Stipulation and Consent requiring Citigroup to cease and desist from violations of corresponding New York Stock Exchange rules and requiring Citigroup to adopt and enforce the same new restrictions; and (4) an Assurance of Discontinuance with the New York Attorney General containing substantially the same or similar restrictions. As required by the Research Settlement, Citigroup expects to enter into related settlements with each of the other states, the District of Columbia and Puerto Rico. Consistent with the settlement-in-principle announced in December 2002, the Research Settlement requires Citigroup to pay $300 million for retrospective relief, plus $25 million for investor education, and commit to spend $75 million to provide independent third-party research to its clients at no charge. Citigroup reached these final settlement agreements without admitting or denying any wrongdoing or liability. The Research Settlement does not establish wrongdoing or liability for purposes of any other proceeding. The $300 million was accrued during the 2002 fourth quarter.

To effectuate the Research Settlement, the US Securities and Exchange Commission filed a Complaint and Final Judgment in the United States District Court for the Southern District of New York. The Court has not yet entered the Final Judgment and the Court has asked for certain additional information. The National Association of Securities Dealers has accepted the Letter of Acceptance, Waiver and Consent entered into with Citigroup in connection with the Research Settlement, and in May 2003, the New York Stock Exchange advised Citigroup that the Hearing Panel's Decision, in which it accepts the Research Settlement, has become final. Citigroup is currently in discussions with various states with respect to completion of the state components of the Research Settlement. Payment will be made in conformance with the payment provision of the Final Judgment to be entered by the Court.

In May 2003, the US Securities and Exchange Commission, New York Stock Exchange and National Association of Securities Dealers issued subpoenas and letters to Citigroup requesting documents and information with respect to their continuing investigation of individuals in connection with the supervision of the research and investment banking department of Citigroup.

On June 23, 2003, the West Virginia Attorney General filed an action against Citigroup and nine other firms that were parties to the Research Settlement. The West Virginia Attorney General alleges that the firms violated the West Virginia Consumer Credit and Protection Act in connection with their research activities and seeks monetary penalties.

On July 28, 2003, Citigroup's parent corporation, Citibank, N.A., 390 Greenwich Street, 5th Floor, New York, New York 10013 entered into a final settlement with the US Securities and Exchange Commission to resolve an outstanding investigation into Citigroup's transactions with Enron and Dynegy Inc. Pursuant to the settlement, Citigroup has, among other terms, (1) consented to the entry of an administrative cease and desist order, which bars Citigroup from committing or causing violations of provisions of the Federal securities laws, and (2) agreed to pay $120 million ($101.25 million allocable to Enron and $18.75 million allocable to Dynegy). Citibank, N.A. entered into this settlement without admitting or denying any wrongdoing or liability, and the settlement does not establish wrongdoing or liability for purposes of any other proceeding.

On July 28, 2003, Citibank, N.A. entered into an agreement with the United States Office of the Comptroller of the Currency and Citigroup entered into an agreement with the Federal Reserve Bank of New York to resolve their inquiry into certain of Citigroup's transactions with Enron. Pursuant to the agreements, Citibank and Citigroup have agreed to submit plans to the these two regulators regarding the handling of complex structured finance transactions. Also on July 28, 2003, Citigroup entered into a settlement agreement with the Manhattan District Attorney's Office to resolve its investigation into certain of Citigroup's transactions with Enron. Pursuant to that settlement, Citigroup has agreed to pay $25.5 million and to abide by its agreements with the US Securities and Exchange Commission, US Office of the Comptroller of the Currency and Federal Reserve Bank of New York.

There are no other pending or threatened legal matters against Citigroup, its parent or any principal or affiliate of any of them that are reportable. Having said that, additional lawsuits containing similar claims to those described above may be filed in the future.

Citigroup does not believe that the foregoing matters are material to the clearing and execution services it will render to the Partnership.

                                 Legal Opinion

The Scott Law Firm, P.A., 940 Northeast 79th Street, Suite A, Miami, FL 33138, wscott@wscottlaw.com, serves as special counsel to advise the partnership and the general partner with respect to:

* the offering of partnership interests

* the preparation of this prospectus

* the legality of the partnership interests offered, and

* the classification of the Fund as a partnership for tax purposes.

From time to time, counsel will also advise regarding the maintenance of the partnership's tax status, the legality of any subsequent offers, and the legality of any transfers by partners. The general partner may add, delete, and change legal counsel to the Fund at any time for any reason. The general partner has granted legal counsel to the Fund counsel the right to employ other law firms to help in matters that relate to the sale of partnership interests or our operation

Fund counsel will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

                                    Experts

The general partner has employed financial experts to perform services for the Fund. These experts currently are:

Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 is our accounting and auditing expert, and is responsible for auditing the books and records of both the partnership and White Oak Financial Services, Inc. It has also prepared the audited financial statements in this prospectus and prepares our tax returns.

Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635 is another accounting expert who:

* has established our original books and records

* handles the journal entries and

* prepares the monthly and annual financial statements and statements of account.

The corporate general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The general partner may add, delete and change the experts selected experts to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

                            Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchants' Customer Agreements that established the Fund accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the Fund and the partnership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at:

* 450 Fifth Street, NW, Washington, D.C. 20549

* its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and

* its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the affiliate of the Fund, Futures Investment Company, 5916 N. 300 west, P.O. Box C, Fremont, IN 46737, (260) 833-1306, with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074.

You are invited to review any materials available to the general partner relating to:

* this partnership

* our operations

* this offering

* the commodity experience and trading history of:

  * the commodity trading advisors

  * the general partner

  * the futures commission merchants, and

  * their respective officers, directors and affiliates

* the Advisory Agreements between us and the commodity trading advisors

* the Customer Agreements between us and our futures commission merchants

* the commodity trading advisors' disclosure document

* the forms filed with the National Futures Association for any registered entity or person related to this partnership, and

* any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the general partner possesses such information or has a right to acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.

*****************************************************************************
                                    Part II

                      Statement of Additional Information

                  Providence Select Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Providence Select Fund's disclosure document dated September __, 2003, both of which are combined in this single prospectus.

                               Table of Contents

Financial Statements

A.  Providence Select Fund, Limited Partnership

Audited Financial Statements for the Period May 16, 2003 (Date of Inception) to July 3, 2003

B.  White Oak Financial Services, Inc.

Audited Financial Statements for the Period May 16, 2003 (Date of Inception) to July 3, 2003

Appendix I -  Commodity Terms And Definitions; State Regulatory Glossary

Exhibit A  -  Limited Partnership Agreement

Exhibit B  -  Request For Redemption

Exhibit C  -  Suitability Information

Exhibit D  -  Subscription Agreement And Power Of Attorney

Exhibit E  -  Depository Agreement

Exhibit F  -  Investment Advisory Contracts




  The date of this Statement of Additional Information is September __, 2003

*****************************************************************************

                            PROVIDENCE SELECT FUND,
                              LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                          FOR THE PERIOD MAY 16, 2003
                      (DATE OF INCEPTION) TO JULY 3, 2003













To The Partners
Providence Select Fund, Limited Partnership
Fremont, Indiana


INDEPENDENT AUDITORS' REPORT


                                We have audited the accompanying balance
sheet of PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP (a development stage enterprise) as of July 3, 2003, and the related statements of operations and cash flows for the initial period May 16, 2003 (date of inception) through July 3, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                                We conducted our audit in accordance with
auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                In our opinion, the financial statements
referred to above present fairly, in all material respects, the financial position of PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP as of July 3, 2003, and the results of its operations and its cash flows for the initial period May 16, 2003 through July 3, 2003, in conformity with accounting principles generally accepted in the United States.




/s/ Frank L. Sassetti & Co.
July 11, 2003
Oak Park, Illinois


                            PROVIDENCE SELECT FUND,
                              LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                                 BALANCE SHEET

                                  JULY 3, 2003



                                    ASSETS




Cash                                                        $  2,000
Prepaid syndication costs   (Note 1)                          11,754

    Total Assets                                            $ 13,754





                       LIABILITIES AND PARTNER'S EQUITY

Liabilities -
    Due to affiliate   (Note 2)                             $ 11,754


Partners' Capital -
    Limited partners  (1 unit)
            Initial capital contribution                       1,000

    General partners  (1 unit)
            Initial capital contribution                       1,000

    Total Partners'  Capital                                   2,000


                                                            $ 13,754














   The accompanying notes are an integral part of the financial statements.


                            PROVIDENCE SELECT FUND,
                              LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                           MAY 16, 2003 (INCEPTION)
                                TO JULY 3, 2003



REVENUES                                                     $      -


    Total Revenues                                                  -


EXPENSES                                                            -


    Total Expenses                                                  -



NET LOSS                                                     $      -


NET LOSS -
     Limited partnership unit                                $      -

     General partnership unit                                $      -
























   The accompanying notes are an integral part of the financial statements.


                              LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         STATEMENT OF PARTNERS' EQUITY

                           MAY 16, 2003 (INCEPTION)
                                TO JULY 3, 2003


                                                                  Total
                     Limited Partners    General Partners  Partners' Equity
                      Amount    Units    Amount    Units    Amount    Units

Initial partner
  contributions       $1,000      1      $1,000      1      $2,000      2

Net loss
  May 16, 2003
  to July 3, 2003          -                  -                  -

Balance -
  July 3, 2003        $1,000      1      $1,000      1      $2,000      2




Value per unit at
  July 3, 2003                                                  $1,000.00

Total partnership
  units at
  July 3, 2003                                                          2























   The accompanying notes are an integral part of the financial statements.


                            PROVIDENCE SELECT FUND,
                              LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

                           MAY 16, 2003 (INCEPTION)
                                TO JULY 3, 2003


CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                               $      -
      Adjustments to reconcile net loss to net
         cash used in operating activities-                         -

             Net Cash Used In Operating Activities                  -


CASH FLOWS FROM FINANCING ACTIVITIES
     Initial partner contributions                              2,000



NET INCREASE IN CASH                                            2,000


CASH -
     Beginning of period                                            -


     End of period                                           $  2,000
























   The accompanying notes are an integral part of the financial statements.


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 3, 2003


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    Providence Select Fund, Limited Partnership (the Fund) was formed on May 16, 2003 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of forward contracts, futures, options on futures and other investments selected by the commodity trading advisors ("CTA's"), however, the Fund will not commence business until at least $2,030,000 worth of partnership interests are sold. White Oak Financial Services, Inc. is the general partner and commodity pool operator of Providence Select Fund, Limited Partnership. The initial CTA is expected to be Fall River Capital, LLC. , which has the authority to trade as much of the Fund's equity as is allocated to it by the General Partner.

    The Partnership is in the development stage and its efforts through July 3, 2003 have been principally devoted to organizational activities.

    Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

    Offering Expenses and Organizational Costs - Contingent upon the sale of at least 2,030,000 of partnership interests, offering costs of $20,000 will be paid from the gross proceeds contributed and charged to the partners' capital accounts. Subject to the above contingency, organizational costs are charged to expense as incurred. Through July 3, 2003, $11,754 in offering costs have been paid by an affiliate.

    Registering Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.




                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 3, 2003


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

    Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

    Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of July 3, 2003.

2.  DUE TO AFFILIATE

    The sole shareholder of the Fund's corporate general partner is a joint owner of Futures Investment Company and this Company has funded the syndication costs incurred by the Fund to date.



                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 3, 2003


3.  GENERAL PARTNER DUTIES

    The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

    The Corporate General Partner has contributed $1,000 in cash for deposit to the capital of the Fund for a non-trading General Partnership interest in the Partnership. The Corporate General Partner and all other general partners combined contribution to the General Partnership account in the Fund will, at all times, be equal to or greater than one percent (1%) of all capital contributions, including the General Partnership accounts, to the Fund or at such other level as may be required by law.

    If the net unit value of the partnership falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests.

4.  THE LIMITED PARTNERSHIP AGREEMENT

    The Limited Partnership Agreement provides, among other things, that-

    Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

    Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

    Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 3, 2003


4.  THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

    Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

    Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of 4% of the value of the redemption request is charged during the first six months after commencement of trading. Thereafter, there will be a reduction of 1% for each six months the units remain invested in the Fund. After twenty-four months, there is no redemption fee.

5.  FEES

    The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

    A management fee of 6% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 6% of the Fund's net assets allocated to all CTA's will be paid to the Fund's Corporate General Partner.

    An incentive fee of 15% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

    The Fund will pay fixed and/or round turn commissions provided they are reasonable and comparable to commissions paid by other partnerships similarly situated for similar services. Brokerage commissions will be presumed to be reasonable if they are either eighty percent (80%) of the published retail rate plus Pit brokerage fees or fourteen percent(14%) including Pit brokerage fees of the average net assets of the Partnership, payable monthly, to the introducing broker affiliated with the General Partner.

    The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The management fee may be reduced in 1% increments and the incentive fee may be increased in 2% increments, which would provide for a maximum incentive fee of 27%.


*****************************************************************************
                      WHITE OAK FINANCIAL SERVICES , INC.

                             FINANCIAL STATEMENTS


               THE PERIOD APRIL 21, 2003 (DATE OF INCORPORATION)
                                TO JULY 3, 2003














INDEPENDENT AUDITORS' REPORT


                                We have audited the accompanying balance
sheet of WHITE OAK FINANCIAL SERVICES, INC. as of July 3, 2003, and the related statements of operations and cash flows for the initial period April 21, 2003 (date of inception) through July 3, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


                                We conducted our audit in accordance with
auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


                                In our opinion, the financial statements
referred to above present fairly, in all material respects, the financial position of WHITE OAK FINANCIAL SERVICES, INC. as of July 3, 2003, and the results of its operations and its cash flows for the initial period April 21, 2003 through July 3, 2003, in conformity with accounting principles generally accepted in the United States.




/s/ Frank L. Sassetti & Co.
July 11, 2003
Oak Park, Illinois


                      WHITE OAK FINANCIAL SERVICES , INC.

                                 BALANCE SHEET

                                 JULY 3, 2003






                                    ASSETS


CURRENT ASSETS
  Cash                                                     $   6,105
  Due from Providence Select Fund                             11,754
  Investment in Providence Select Fund                         1,000


                                                           $  18,859

                     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Advances from stockholders                               $  18,000



STOCKHOLDERS' EQUITY
  Capital stock                                                1,000
  Accumulated deficit                                           (141)

          Total Stockholders' Equity                             859

                                                           $  18,859
















        Purchasers of Units in the Fund will not acquire or otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.


                      WHITE OAK FINANCIAL SERVICES , INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS

               THE PERIOD APRIL 21, 2003 (DATE OF INCORPORATION)
                                TO JULY 3, 2003









REVENUES                                               $      -

EXPENSES
  Bank charges                                              141

         Total Expenses                                     141



NET LOSS                                                   (141)

ACCUMULATED DEFICIT
  Beginning of period                                         -


  End of period                                        $   (141)





















        Purchasers of Units in the Fund will not acquire or otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.


                      WHITE OAK FINANCIAL SERVICES , INC.

                           STATEMENTS OF CASH FLOWS

               THE PERIOD APRIL 21, 2003 (DATE OF INCORPORATION)
                                TO JULY 3, 2003








CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $   (141)
  Adjustments to reconcile net (loss) to net cash
   provided by operating activities -
    Changes in operating assets and liabilities -
     (Increase) in prepaid expenses                           (11,754)

         Net Cash Used in Operating Activities                (11,895)


CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in limited partnership                            (1,000)

         Net Cash Used In Investing Activities                 (1,000)


CASH FLOWS FROM FINANCING ACTIVITIES

  Sale of capital stock                                         1,000
  Advance from stockholders                                    18,000

         Net Cash Provided by Financing Activities             19,000


NET INCREASE IN CASH                                            6,105

Cash at beginning of period                                         -

Cash at end of period                                        $  6,105









        Purchasers of Units in the Fund will not acquire or otherwise have any interest in this Company.

   The accompanying notes are an integral part of the financial statements.


                      WHITE OAK FINANCIAL SERVICES , INC.

                         NOTES TO FINANCIAL STATEMENTS

               THE PERIOD APRIL 21, 2003 (DATE OF INCORPORATION)
                                TO JULY 3, 2003




1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      White Oak Financial Services, Inc. (the Company) was formed primarily to act as general partner of the Providence Select Fund, Limited Partnership (the Fund).

      The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and number of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - Net cash provided by operating activities includes no cash payment for interest nor income taxes for the initial period April 21, 2003 through July 3, 2003.



2.    CORPORATE AFFILIATION

      The Company's majority shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Providence Select Fund, a limited partnership.








        Purchasers of Units in the Fund will not acquire or otherwise have any interest in this Company.


                      WHITE OAK FINANCIAL SERVICES , INC.

                         NOTES TO FINANCIAL STATEMENTS

               THE PERIOD APRIL 21, 2003 (DATE OF INCORPORATION)
                                TO JULY 3, 2003




2.    CORPORATE AFFILIATIONS - CONTINUED

      The Company, in its capacity as general partner, has been incurring the organization and offering costs of Providence Select Fund, which total an estimated $20,000 as of the July 3, 2003. This receivable is not collateralized and bears no interest.

3.    INVESTMENTS

      The Company purchased an interest as the general partner in the Fund with an initial investment of $1,000. The investment will be accounted for under the equity method.
































        Purchasers of Units in the Fund will not acquire or otherwise have any interest in this Company.



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                                  APPENDIX I

                        Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the selling agent, additional sellers, or the introducing broker who are eligible to service the Fund, the partners and to receive continuing service fees.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Capital means cash invested in the Fund by any partner and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). White Oak Financial Services, Inc., 5916 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Continuing Service Fee. The fee paid to the selling agents to stay current with partnership affairs and provide information to the limited partners they sold units in the partnership.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. A segregated account held at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold all the subscription documents and subscription proceeds until such time as either the minimum is sold, the subscription is accepted or the offering is terminated and all subscriptions returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The general partner is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company. The principal selling agent, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 Mr. Michael Pacult, one of the general partners and the principal of White Oak Financial Services, Inc., the other general partner, is a 50% shareholder and one of the principals of Futures Investment Company. His wife holds the other 50% and is also a principal.

General Partner. White Oak Financial Services, Inc., 5916 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. They manage the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and escrow funds are released to the Fund for commencement of trading.

Limited Partner. Persons who have invested and admitted as Partners without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount that will terminate this offering. The general partner my elect to register additional partnership interests or terminate the offering at anytime.

National Association of Securities Dealers (NASD). The self regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933..

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators such as the general partner of the Fund and commodity trading advisors such as the traders for the fund and for futures commission merchants such as the clearing broker of the Fund and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the Fund divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their state. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering and Organizational Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various state securities agencies and the printing of a Prospectus.


Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Partners.  All general partners and all limited partners in the Fund.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Providence Select Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 5916 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306.

Position Limits. The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal. Mr. Michael Pacult, one of the general partners and the principal of the corporate general partner. Mr. Pacult is also a principal of the principal selling agent.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a partner to tender its partnership interests to the Fund for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Securities and Exchange Commission (SEC). The United States regulatory authority that supervises the sale of securities, including the Units to be sold to the public by the Fund.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, and any other selling agents selected by it and the general partner to offer the partnership interests for sale. See Plan of Distribution.

Scale in Positions. In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the initial $1,000 value and subsequent Net Asset Value of general and limited partner interests of the Fund.

Unrealized Profit Or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

  The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. that publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are from the Guidelines, however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

  Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

  Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the general partner.

  Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mr. Michael Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

  Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the partnership interests.

  Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

  Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

  Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

  Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

  Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

  Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

  New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

  Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

  Participant-The holder of a Program Interest.  A Partner in the Fund.

  Person-Any natural Person, partnership, corporation, association or other legal entity.

  Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The general partner will pay these fees from the round turn commissions.

  Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

  Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

  Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the Fund. See Exhibit A, the Limited Partnership Agreement.

  Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

  Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates.

  Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

  Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

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            EXHIBIT A TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP

                                   ARTICLE I.

              FORMATION, NAME, POWER OF ATTORNEY AND CONSIDERATION

1.1 THIS LIMITED PARTNERSHIP AGREEMENT, (the "LP Agreement") was entered into on May 16, 2003 and was amended by the First Amendment dated July 29, 2003 and is hereby amended and restated to combine, supercede and fully restate the LP Agreement as of September 1, 2003 into this single document to include all of the terms of the LP Agreement and the First Amendment. This fully restated partnership agreement is to be hereafter referred to as the "LP Agreement". The LP Agreement, as hereby amended and fully restated, forms and defines the terms of operation of a limited partnership named PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP (the "Partnership" or "Fund") among White Oak Financial Services, Incorporated, a Delaware corporation (the "Corporate GP"), and Michael Pacult (the "Other GP-Pacult"), collectively called "general partner", and Michael P. Pacult (the "Initial LP"), as the initial limited partner. In the event of conflicts between this agreement and either the LP Agreement of May 16, 2003 or the First Amendment of July 29, 2003, this Agreement will control. A Certificate of Limited Partnership was filed pursuant to the Uniform Limited Partnership Act of the State of Delaware, USA, (the "Act") to form and declare the effective date of the Partnership to be May 16, 2003. No change is made to the effective date of the Partnership and all acts previously taken by the general partner are ratified and approved.

1.2 POWER OF ATTORNEY. As a condition precedent to admission to the Partnership, every Partner will be required to grant a power of attorney to authorize the Corporate GP to admit that Partner and all future Partners it chooses to the Partnership and to grant the Corporate GP the authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership. The Other GP-Pacult, by his signature below, grants the Corporate GP a Power of Attorney and sole authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership.

                                  WITNESSETH:

1.3 IN CONSIDERATION of one thousand dollars ($1,000) paid to the Partnership by the Corporate GP and the Initial LP and other good and valuable consideration, this Partnership was formed and henceforth will be operated on the following terms and conditions:

                                   ARTICLE II

           PRINCIPAL OFFICE, REGISTERED AGETN and TAX MATTERS PARTNER

2.1 PRINCIPAL OFFICE. The principal office of the Partnership is: 5916 N. 300 West, P. O. Box C, Fremont, IN 46737 or such other place as the Corporate GP may designate, in its sole discretion, from time to time;

2.2 REGISTERED AGENT. The Registered Agent for the Partnership is Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, Kent County, DE 19901; and

2.3 TAX MATTERS PARTNER. The Tax Matters Partner for the Partnership is the Corporate GP, 5916 N. 300 West, P. O. Box C, Fremont, IN 46737.

                                  ARTICLE III

                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

3.1 BUSINESS PURPOSE. The Partnership's business purpose is to increase Capital through the high risk, speculative and hedge trading of forward contracts, futures, options on futures and other investments selected by one or more managers ("Commodity Trading Advisors or CTAs or other qualified persons") retained by the Corporate GP on behalf of the Partnership.

3.2 PARTNERSHIP POWERS. The Partnership, through the Corporate GP, is authorized to do any and all things incident or connected with or in furtherance of its business purpose that is authorized pursuant to the Act including, but not limited to:

(a)  admit additional Partners on terms determined solely by the Corporate
GP;

(b) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto;

(c) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales;

(d) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership;

(e) borrow or raise monies and, from time to time without limit as to amount;

(f)  to open margin and other forms of leveraged accounts;

(g) to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the Corporate GP shall deem advisable;

(h) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the Corporate GP shall deem advisable and consent;

(i) rent or own and maintain one or more offices staffed as the Corporate GP shall determine and to do such other acts attendant thereto as may be necessary or desirable;

(j) establish or waive the sales commission to acquire investment Capital as the Corporate GP, in its sole discretion, from time to time, may determine; and

(k) enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

3.3 EXERCISE OF POWERS. The Partnership shall carry on its activities through the exercise of judgment by the Corporate GP and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the Corporate GP.

3.4 FEES AND COMMISSIONS TO THE CORPORATE GP. The Corporate GP may charge the Partnership brokerage commissions and serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the Corporate GP to others for the same service. The Other GP-Pacult shall not receive any compensation from the Partnership for serving as an Other GP.

3.5 TRADING ADVISOR(S). The Corporate GP shall be solely responsible for the selection, retention and dismissal, from time to time, of one or more Commodity Trading Advisor(s) ("CTA"). The CTA or CTAs selected will determine the markets to be traded, time the purchase and sale (including short sales, hedge positions, and option purchases and sales) and otherwise manage the trades made by the Partnership.

3.6  MANAGEMENT.  The Partnership's management is as follows:

(a) POOL OPERATOR NAME AND PRINCIPALS. The Corporate GP and Other GP-Pacult are identified in the captions of this LP Agreement. They and any other general partners of the Partnership must qualify as commodity pool operators pursuant to the Commodity Exchange Act (the "CEAct") as a condition precedent to, and during, their appointment as GPs pursuant to the terms of this LP Agreement.

(b) COMMODITY TRADING ADVISOR. The Corporate GP will select one or more independent CTAs to trade the assets of the Partnership. All CTAs selected must have a current disclosure document filed and on public record with the National Futures Association (the "NFA") pursuant to the CEAct. The Corporate GP will rely upon the track record and other information supplied by the CTA in its selection of the CTA. The CTA will have no ownership in the Partnership and its compensation will be subject to the terms of this LP Agreement and also as described in the Offering Documents that are used to offer Limited Partnership interests ("Units") for sale to prospective partners. The CTA will enter trades on behalf of the Partnership directly with the futures commission merchant ("FCM") without the prior knowledge or approval by the Corporate GP of the methods used by the CTA to select the trades, the number of contracts, or the margin required by the FCM for the Partnership to deposit to enter and hold the positions taken. The Partnership is expected to use from 5% to 40% of the Net Asset Value on deposit with the FCM, from time to time, for margin to hold positions taken by the CTA for the account of the Partnership. Margin is merely security to the FCM for the positions taken by the Partnership and does not define or otherwise limit the profit or (loss) that can be incurred from any or all of the positions taken. It is possible for the Partnership to be required to pay margin calls (addition deposits to the FCM) to continue to hold positions or to pay overdrafts created by losses on closed out positions.

(c) INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT. The Corporate GP will also select an Affiliated or independent Introducing Broker ("IB") to introduce and service the Partnership account(s) with the Futures Commission Merchant (the "FCM") and to handle communications with the limited partners ("LPs"). The Corporate GP will be paid round-turn brokerage commissions and will be responsible for payment of all Pit Brokerage and other clearing expenses and brokerage commission to the IB and the FCM. The FCM will hold the Partnership equity assigned by the Corporate GP for trading and will accept and clear the trades entered by the CTA. The trades will be made by the CTA directly to the FCM pursuant to a power of attorney granted by the Corporate GP on behalf of the Partnership to authorize the CTA to enter trades on behalf of the Partnership.

3.7 QUALIFICATION TO SELL UNITS. The Corporate GP, on behalf of the Partnership, shall have the authority, but not the obligation, to cause the Partnership Offering Documents and any other documents deemed necessary or desirable to be filed, and such amendments thereto as the Corporate GP deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the Commodity Futures Trading Commission and the commission of securities under the securities laws of the various states and any other jurisdiction desirable or proper to qualify the Units for sale pursuant to public or private offerings. Each of the Partners hereby acknowledge that the power of attorney granted to the Corporate GP extends to preparations of such documents, filings and payment of the attendant fees and further consent, confirm and ratify all action taken and things done by the Corporate GP with respect to such preparation, filings and payment of fees attendant to such public and private offerings. The Corporate GP may make such other arrangements, including sales outside the United States, for the public and private sale of Units as it, in its sole judgment, deems appropriate.

                                   ARTICLE IV

                 TERM, DISSOLUTION. LIQUIDATION AND FISCAL YEAR

4.1 TERM OF PARTNERSHIP. The Partnership shall commence on May 16, 2003, and shall continue until dissolved or terminated pursuant to the terms of this Article IV or extended as provided by law.

4.2 DISSOLUTION. The Partnership shall be dissolved and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership; or

(b) the Redemption by the Partners of substantially all of the Capital of the Partnership; or

(c) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business; or

(d) the resignation of the Corporate GP after one hundred twenty days notice to the other Partners, of the bankruptcy, insolvency or dissolution, or failure of the Partnership General Partners to maintain sufficient Net Worth to qualify the Partnership as a partnership for Federal Income Tax purposes or as required by the NASAA Guidelines in effect at the time the Units were sold, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event; or

(e) at 11:59 p.m. on the day that is twenty-one (21) years from the effective date of this Agreement; or

(f)  any event which legally dissolves the Partnership.

4.3 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Article XIV, Redemption. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits under that provision. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership.

4.4 EFFECT OF CORPORATE PARTNER TRANSFER OF STOCK. The Corporate GP may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

4.5 LIQUIDATION. Upon the termination and dissolution of the Partnership, the Corporate GP (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the Corporate GP, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the Corporate GP, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

4.6 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the Corporate GP or any Other GP or any Limited Partner for that purpose.

4.7 NO PRIORITY. In the event of dissolution or liquidation or other voluntary or involuntary wind-up of the affairs of the Partnership, no limited partner shall have priority over any other limited partner in regard to the return of their Capital contributed to the Partnership.

4.8 FISCAL YEAR. The Corporate GP shall establish the Partnership Fiscal year, from time to time. The Corporate GP established the initial partial year to commence on May 16, 2003 and each year, thereafter, to commence on January 1 and for the initial year and all years, thereafter, to end on December 31.

                                   ARTICLE V

                                  DEFINITIONS

Certain terms used in this Agreement shall have the following special meanings:

5.1 The term Affiliate means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

5.2  When referring to the assets of the Partnership:

(a) the term Capital means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term Capital Contribution means, with respect to any Partner, the individual deposits made to Capital contributed to the Partnership by a Partner;

(c) the term Capital Subscription means the amount such Partner agrees to pay for the Unit or Units in the Partnership subject to acceptance by the Corporate GP;

(d) the term Initial Capital means the sum of all Capital Subscriptions received by the Corporate GP prior to commencement of trading;

(e) the term Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the Corporate GP;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Management fees are accrued as an expense and paid on the last business day of each month;

(v) Incentive fees are accrued as an expense of the Partnership and paid on the last business day of each calendar quarter;

(vi) Interest earned on all Partnership accounts is accrued and paid monthly;

(vii) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the Corporate GP or as provided in this Agreement and the amount of any redemption is a liability of the Partnership upon acceptance by the Corporate GP and not the date of receipt of the redemption request from any Partner; and

(viii) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) The term Valuation Date means the date used to value the Net Assets of the Partnership selected by the Corporate GP which shall be no less often than immediately after the close of business on the last business day of each month;

(g) the terms Profit or (Loss) Attributable to Units means the product of A) the number of Units divided into B) an amount equal to the Net Profit or
(Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit and
(Loss) shall include interest earned on all Partnership assets including realized and unrealized capital gains or losses on U.S. Treasury bills and on any other securities;

(h) the term Management Fee means up to six percent (6%) annually of the Net Assets of the Partnership as established, from time to time, by the Corporate GP computed on the close of business on the last day of each month and payable to the Corporate GP and upon the Capital assigned to each independent Commodity Trading Advisor, (the "CTA") or both, without regard to the income or loss of the Partnership for that period; upon the break of escrow and commencement of trading, the Corporate GP will not be paid a management fee on the Net Assets of the Partnership and the CTA will be paid a Management Fee of one percent (1%) on the Net Assets assigned to the CTA and on deposit in the Partnership's account at the FCM to trade; there will be no management fee on notional amounts allowed to CTA's to trade; management fees to the Corporate GP, should such fee be charged at some time in the future, shall be in addition to any income earned on its general partner interest in the Partnership.

(i) the term Incentive Fee means a percentage of the New Net Profits accrued and paid to the Corporate GP, or its Affiliates, or the CTA, or to both, of up to a total of fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation as established, from time to time, by the Corporate GP; the Corporate GP has the right to both reduce the Incentive Fee below fifteen percent (15%) and to increase the Incentive Fee to a maximum of twenty-seven percent (27%), provided that in the case of an increase in Incentive Fee of over fifteen percent (15%) the Management Fee is correspondingly lowered by one percent (1%) for each two percent (2%) increase in Incentive Fee; i.e., at the maximum of a twenty-seven percent (27%) Incentive Fee, the Management Fee would be zero (0%); upon the break of escrow, the Corporate GP has established the Incentive Fees on New Net Profits to be computed and paid quarterly of twenty-five percent (25%) with five percent (5%) to the Corporate GP and twenty percent (20%) to the CTA; should the Corporate GP select multiple CTA's to trade for the Partnership, it is possible for one CTA to be paid an Incentive Fee while the Partnership suffers a Net Loss from all trading; in that event, the Corporate GP would be paid no Incentive Fee; Incentive Fees to the Corporate GP shall be in addition to any income earned on its general partner interest in the Partnership.

(j) the term Gross Profit or (Loss) means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(k) the term New Net Profit or Loss means the amount of income earned from inception of trading by the Partnership in the case of the Corporate GP and by each CTA, less the trading losses and brokerage commissions and fees paid to the Corporate GP to clear the trades; in the case of multiple CTA's, the New Net Profit or Loss applies to the results achieved by each CTA without regard to the results achieved by any other CTA or any non-trading asset or investment; and,

(l)  the term Net Profit or Loss means net profit or loss from all sources.

(m) the term Unit shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

5.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term Expenses shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed or round turn commissions, which are, in the opinion of the Corporate GP, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the Corporate GP or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the Corporate GP on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of Corporate GP overhead and, provided, further, Management Fees, advisory fees and all other fees, except for Incentive Fees and commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, shall not exceed one half of one percent (1/2 %) of Net Assets per month (not to exceed six percent (6%) annually). If necessary, the Corporate GP shall reimburse the Partnership no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitations provided by North American Securities Administrators Association ("NASAA") Guidelines, particularly NASAA Guideline IVC.1up to an amount not exceeding the aggregate compensation received by the Corporate GP, including direct or indirect participations in commodity brokerage commissions charged to the Partnership. In addition, if reimbursement is required or extraordinary expenses are incurred, the Corporate GP shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses;

(b) the term Net Unit Value shall mean the Net Asset Value, divided, from time to time, by the total number of Units outstanding;

(c) the term Offering Period means the period of time established, from time to time, by the Corporate GP in which the Partnership will offer Units for sale at the Net Asset Value and admit new Partners pursuant to the terms of this LP Agreement; and,

(d) the term Syndication Costs means the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Offering Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the Corporate GP and the professionals selected, to form the Partnership and become ready to sell Units and engage in business.

(e) the term Pit Brokerage Fee means floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

5.4 Offering Documents means the disclosure document, memorandum, offering circular, prospectus and registration statement, together with the exhibits, Federal and state forms, and any subsequent continuations thereof, which describes this Partnership to persons selected by the Corporate GP including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the Corporate GP to participate in the affairs or provide services to the Partnership.

5.5  When referring to this LP Agreement and the Partners of the Partnership:

(a) the term Act refers to the Uniform Limited Partnership Act of the State of Delaware, USA, as amended, from time to time.

(b)  the term CEAct refers to the United States Commodity Exchange Act, 7 U.
S. C. 1, et seq., as amended, from time to time..

(c) the term LP Agreement refers to this agreement as amended, from time to time;

(d) The term Commodity Pool Operator refers to the GPs of the Partnership as that term is defined by the CEAct;

(e) the term CTA refers to Commodity Trading Advisor (sic investment manager) as that term is defined by the CEAct;

(f) the term Corporate GP refers to White Oak Financial Services, Incorporated, a Delaware corporation, with its principal office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306;

(g) the term FCM refers to the Futures Commission Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that hold the Partnership equity made available for trading and accept the trades directed to be made by the CTAs;

(h)  the term GP refers to all general partners of the Partnership;

(i) the term GP Interest refers to any non-trading Capital contributed to the Partnership by any GP;

(j) the term IB refers to the Introducing Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that are responsible for the Partnership's relationship with the FCMs and for continuing service to the Partners;

(k) the term Initial LP refers to Michael P. Pacult, a signatory to this LP Agreement;

(l)  the term Additional LP refers to any limited partner other than Michael
P. Pacult admitted to this Partnership pursuant to the terms of this LP
Agreement;

(m) the term Limited Partners refers to the Initial LP and all Additional LPs in the Partnership;

(n) the term Majority in Interest refers to that number of Partners who collectively hold over 50% of all of the outstanding Partnership interests held by all Partners in the Partnership; provided, however, the GP Interests cannot be considered to determine a Majority in Interest or otherwise vote or consent on the question of removal of the Corporate GP or any other matters specifically limited in this LP Agreement. In addition, see the rights, duties and limitations of the actions that can be taken by the Corporate GP and the Limited Partners specifically provided in this LP Agreement;

(o) the term Other GP refers to any GP other than White Oak Financial Services, Incorporated admitted to serve as a general partner of the Partnership pursuant to the terms of this LP Agreement; and

(p) the term Partners refers to the Corporate GP, all Other GPs, the Initial LP and all of the Additional LPs.

                                   ARTICLE VI

                    CAPITAL CONTRIBUTIONS AND USE OF CAPITAL

6.1  CAPITAL CONTRIBUTIONS OF PARTNERS.

(a) Each Additional LP is required to deliver to the Partnership an executed Subscription Agreement and Power of Attorney for review and acceptance by the Corporate GP on behalf of the Partnership and a wire transfer or check in the amount of his Capital Subscription and sales commission, if any, to the Partnership.

(b) The Subscription shall be deposited to the Capital Account for the Partnership.

(c) Upon break of escrow, the Capital Account for the Partnership shall be allocated to the Limited Partners and shall be expressed in both United States dollars invested and number of Units held.

(d) A Partner shall contribute $1,000 per Unit prior to the commencement of trading and, after trading commences, contribute an amount equal to the Net Asset Value of a Unit calculated as of the end of the last business day of the month in which the subscription is made, plus the sales commission, if any, on the Valuation Date. The Corporate GP will have five (5) days from date of deposit of the subscription amount to review and accept or deny acceptance of the Partner's subscription. The Additional LP will have five
(5) days from the date of his subscription to rescind his subscription, after which time, the subscription will be irrevocable, subject to any applicable law which may extend the Partner's rescission period.

(e) The Corporate GP has contributed $1,000 in cash for deposit to the Capital of the Partnership for a non-trading General Partnership interest in the Partnership. The Corporate GP and all Other GPs combined contribution to the General Partnership account in the Partnership will at all times be equal to or more than one percent (1%) of all Capital Contributions, including the General Partnership Accounts, to the Partnership or at such other level as may be required by law.

(f) In addition to its deposit to its General Partnership account, the Corporate GP and its Affiliates and any Other GP may, but are not obligated, purchase Units with the same rights and obligations as other Limited Partners.

(g) All subscriptions for Units made pursuant to the offering of the Units must be on the form included in the Offering Documents or otherwise approved by the Corporate GP and must include the power of attorney to the Corporate GP.

(h) The Corporate GP maintains an escrow account to continuously accept prospective Partners' subscriptions until the minimum is sold or the end of the then current month, as applicable, and the Partner is admitted to the Partnership.

6.2  USE OF CAPITAL ACCOUNTS.

(a) The Partnership shall use the funds subscribed to pay sales commissions, and its Capital allocated to Units to pay Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees and, from profits, the incentive fees and allocation of profits and (losses) to Partner's Capital Accounts.

(b) All interest earned from investments of Capital shall be allocated to the Partner's in the Partnership; provided, however, the Partnership shall not be obligated to pay interest on any Capital invested in the Partnership.

                                  ARTICLE VII

               ALLOCATION OF PROFITS, (LOSSES) AND TAX ELECTIONS

7.1  CAPITAL ACCOUNTS.  A Capital account shall be established for each
Partner.   All GP Interests shall be segregated from the LP accounts engaged in active trading.

7.2  ALLOCATION OF PROFITS AND LOSSES

The Capital account established for each LP shall include, as the initial balance thereof, each LPs' initial contribution to Capital of the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(a) The Incentive Fee. The incentive fees upon New Net Profit at the rate established, from time to time, by the Corporate GP shall be paid accrued an allocated to Capital accounts monthly for Redemption, tax and all other purposes; provided, however, no incentive fee will be earned and paid the Corporate GP or any CTA unless the Partnership produced New Net Profit for the then current quarter;

(b) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the Capital accounts of the Partners. Items of income, gain or loss, accrued, reserved, and paid Expenses shall be added to (subtracted from) the Capital account of each Partner in accordance with the ratio that account bears to the sum of all of the Partners' accounts.

(c) All determinations and elections on behalf of the Partnership for Federal Income Tax purposes shall be made by the Corporate GP, in its sole discretion.

                                  ARTICLE VIII

            RIGHTS, OBLIGATIONS AND LIMITATIONS UPON THE PARTNERSHIP

8.1  GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the this prohibition will not prohibit any indebtedness to a Partner or an Affiliate with respect to the Registration or offering of Units for sale or initiation and maintenance of margin or collateral or other security to hold the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act of 1934 or the CEAct and the rules and regulations promulgated thereunder.

(c) permit undisclosed rebates or give-ups to be received by the Corporate GP or any Affiliate of the Corporate GP, or permit the Corporate GP or any Affiliate of the Corporate GP to engage in reciprocal business arrangements that would circumvent the foregoing prohibition except that this prohibition will not prevent the Corporate GP or an Affiliate to provide goods or services, including brokerage, pursuant to the terms of this LP Agreement.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined that would exceed 250% of the partnership's Net Asset Value at the time such position is under consideration to be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) hold any of the Partnership assets outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of one or more FCMs and traded by one or more CTAs regulated pursuant to the CEAct, as may be amended, from time to time. Partnership funds not used to trade will be held in investments that are bonds or other instruments of the United States or in cash deposits in regulated United States banks and other United States financial institutions selected by the Corporate GP.

(i) allow the Corporate GP to directly or indirectly pay or award and commissions or other compensation to any person, including the Corporate GP, if they are engaged to sell or give investment advice to a potential Partner; provided, however, this provision shall not prohibit the payment to a registered broker-dealer or other properly licensed person up to a six percent (6%) sales commission for selling or continuing compensation to service the Partnership accounts.

(j) allow any GP to receive a management fee if it receives, directly or indirectly, any portion of the brokerage commissions.

(k) allow any CTA, to be paid a management fee if it provides investment advice to potential investors or is engaged in the sale of investments in the Partnership or shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

8.2  FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the Corporate GP or an Affiliate of the Corporate GP. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the Corporate GP for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to fifteen percent (15%) of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the Corporate GP and any Affiliate of the Corporate GP while directly engaged in distributing and processing the Units and establishing its records; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of Corporate GP overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The Corporate GP or any Affiliate of the Corporate GP may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, certain limitations contained in this LP Agreement restrict the Partnership's purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or Affiliated or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(e) Each Partnership trading sub-account established by the Corporate GP and assigned to a different CTA shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first quarter of any year and pays the applicable incentive fee and, thereafter, suffers losses, the Corporate GP and all CTAs previously paid an incentive fee will not refund any of the incentive fee paid for the prior quarter or quarters. However, the Partnership will not pay or accrue to the Corporate GP or any CTA any further incentive fee until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value achieved by the Partnership, in regard to the Corporate GP, or the Net Asset Value for the account assigned to each CTA; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit.

                                   ARTICLE IX

             RIGHTS, POWERS, LIMITATIONS AND OBLIGATIONS OF THE GPs

9.1 POWERS TO THE CORPORATE GP. The Corporate GP shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in the Agreement. In connection therewith, it shall have all powers of a Corporate GP under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the Corporate GP or an Affiliate of the Corporate GP), specifically, Futures Investment Company, or any successor to its business, an Affiliated futures commission merchant of the Corporate GP may clear the trades and an Affiliated GP, futures commission merchant, or IB may pay trailing commissions to its associated persons, including Affiliates of the Corporate GP and the Corporate GP;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the Corporate GP or an Affiliate of the Corporate GP); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Partnership.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the Corporate GP shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

9.2 LOANS BY GPs. No GP or Affiliates will be required to advance or loan funds to the Partnership. In the event any GP makes any advance or loan to the Partnership, the GP will not receive interest in excess of its interest costs, nor will the GP receive interest in excess of the amounts which would be charged the Partnership (without reference to the GP's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the GP shall not receive points or other financing charges or other loan related fees regardless of the amount.

9.3 ACTIVITIES OF GPs. Any GP may, notwithstanding the obligations imposed by this LP Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The GPs are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation in those other entities to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the Corporate GP and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership, individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the Corporate GP or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's admission as a Partner, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation in other activities from all other Partners.

9.4 NO PRIOR EXPERIENCE BY CORPORATE GP. The Corporate GP is a Delaware corporation that was formed on April 21, 2003, and it does not have any prior business experience.

9.5 GP TRADES CONFIDENTIAL. The future trading results of the Corporate GP, any Other GP and their Affiliates and principals will be confidential and not disclosed to the other Partners. Any GP, their Affiliates and principals may take positions that are the same or different from positions taken by the Partnership. Nothing in this Section, or elsewhere in this LP Agreement, shall permit the any GP, Affiliate, or principal to violate its fiduciary or legal obligations to the Partnership.

9.6  LIMITAIONS ON EXERCISE OF GP POWERS:

(a) Without diminishment of the right of the Corporate GP or any Affiliate to compensation for services provided to the Partnership, no GP shall:

(i) sell, or otherwise dispose of, any of the Partnership's assets to the Corporate GP or its Affiliates;

(ii) allocate any portion of its indirect expenses including, but not limited to, salaries, rent, travel expenses and such other items generally falling under the category of Corporate GP overhead expense to the Partnership;

(iii) cause or permit the Partnership to enter any agreement with the Corporate GP or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the Corporate GP's fiduciary obligations to the Partnership or pursuant to which the Corporate GP or any Affiliate:

(A) would provide or sell any services, equipment, or supplies at rates other than those charged to others; or

(B) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

(b) Compensation to any party, including the Corporate GP and any CTA selected to trade for the Partnership may not exceed the most stringent limitations in effect during the period Units are offered for sale imposed by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the Corporate GP will promptly reimburse the Partnership for such excess.

(c) Without concurrence of a Majority in Interest or receipt of Redemptions equal to all or substantially all of the Partnership assets, no GP, including the Corporate GP, may:

(i) Amend this Agreement except for those amendments that are specifically authorized by this Agreement or do not adversely affect the rights of the Limited Partners.

(iv)  Voluntarily withdraw as a GP.

(v) Appoint a substitute Corporate GP or Additional GP or allow any substitute Corporate GP or Additional GP to resign; provided, however, one or more Additional GPs may be appointed or may resign without obtaining the consent of a Majority in Interest if the addition of such person is necessary, or becomes no longer necessary, to preserve the tax status of the Partnership as a partnership and not as a corporation or comply with NASAA guidelines or any other law, regulations or rule or interpretation thereof by any regulator authorized to qualify the Partnership interests for sale and such additional GP has no authority to manage or control the Partnership.

(vi) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(vii)  Cause the merger or other reorganization of the Partnership.

(viii) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

9.7  OBLIGATIONS OF CORPORATE GP.  The Corporate GP shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(d) Employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the Corporate GP to perform Partnership business at the expense of the Partnership.

(e) Advance the Organization and initial Offering Expenses subject to reimbursement by the Partnership for such expenses immediately upon the Initial Closing and on each subsequent closing subject to any limitations imposed by law.

(f) Employ only independent CTAs that are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Review, not less often than annually, the brokerage commission rates charged to comparable funds to determine that the commission rates paid by the Partnership are comparable with such other rates.

(h) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Corporate GP's immediate possession or control, and the Corporate GP will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(i) Use its best efforts to maintain the Partnership as a limited partnership as required by all applicable laws including, but not limited to the requirements of North American Securities Administrators Association, Inc. ("NASAA"), the United States Department of the Treasury, Internal Revenue Service, and any other regulator that require the Corporate GP of a limited partnership to maintain its "Net Worth" at specific levels and take other actions to allow limited partnerships to be taxed as a partnership. Although there can be no assurance that the Corporate GP will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, the Corporate GP will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. The Units owned by either Corporate GP in the Partnership and in other partnerships in which it acts as a Corporate GP shall not be included in calculating its Net Worth. A letter of credit or other similar instrument may be included. The requirements of this subparagraph (i) may be modified if the Corporate GP obtains an opinion of counsel for the Partnership to the effect that a proposed modification will not: (1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act; (3) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy promulgated or applied thereunder including, but not limited to, the net worth required by Section II.B of the NASAA Guidelines for Registration of the sale of Units in a Publicly offered Commodity Pool Program.

(j) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the Corporate GP's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The Corporate GP shall maintain and preserve such records for a period of not less than six (6) years from the date they are generated.

9.8 COMPENSATION TO THE CORPORATE GP. The Corporate GP may establish its compensation, from time to time, for its services; provided, however, such charges shall be:

(a)  No more than:

(i)  A sales commission or continuing service fee of up to six percent (6%);

(ii) A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(iii) Fixed and/or round turn brokerage commissions provided they are reasonable and comparable to commissions paid by other partnerships similarly situated for similar services. Brokerage commissions will be presumed to be reasonable if they are either eighty percent (80%) of the published retail rate plus Pit Brokerage Fees or fourteen percent (14%) including Pit Brokerage Fees of the average annual Net Assets of the Partnership.

(b)  Reasonable when compared with similar services to similar partnerships.

                                   ARTICLE X

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

10.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

10.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

10.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the Corporate GP, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the Corporate GP or which affects the duties of the Corporate GP requires the consent of the Corporate GP.

(b) The Corporate GP and any Additional GP may be removed and a new Corporate GP or Additional GP elected in accordance with the terms of this LP Agreement.

(c) Cancel any contract for services with the Corporate GP or any Additional GP, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the Corporate GP and any Additional GP with the Partnership is one year; and, provided further, should any amendment to this LP Agreement attempt to modify the compensation or distributions to which the Corporate GP and any Additional GP is entitled or which affects the duties of the Corporate GP or any Additional GP, such amendment will become effective only upon the consent of such GP.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)  Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meeting which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

10.4 CORPORATE GP ACTION WITHOUT LIMITED PARTNER APPROVAL. Notwithstanding anything in this Agreement to the contrary, the Corporate GP may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a) add to the representations, duties or obligations of the Corporate GP or its Affiliates or any Additional GP or surrender any right or power granted to the Corporate GP or its Affiliates or any Additional GP in this LP Agreement for the benefit of the Limited Partners;

(b) cure any ambiguity, correct or supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this LP Agreement which will not be inconsistent with the intent of this LP Agreement;

(c) delete or add any provision of this LP Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d)  reflect the withdrawal, expulsion, addition or substitution of Partners;

(e) reflect the proposal, promulgation or amendment of Regulations under Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(f) elect for the Partnership to be bound by any successor statute to the Act, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(g) conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the Corporate GP, it believe appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)  change the name of the Partnership;

(i) conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the Corporate GP, it believes appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership; and

(j) make any change which, in the exclusive discretion of the Corporate GP, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the Corporate GP, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

10.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a) If, at any time, the Corporate GP determines that any Limited Partner has an ownership percentage of ten percent (10%) or more, the Partnership, in the Corporate GP's exclusive discretion, may cause Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent (10%). The Redemption shall be effective as of the next Valuation Date or such other Valuation Date, at the discretion of the Corporate GP.

(b) The Corporate GP has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner; however such minimum investment may not be lowered below $5,000. In the event the Corporate GP does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount within 30 days, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be Redeemed at the next Redemption date as provided in this LP Agreement.

(c) Notwithstanding the foregoing, the Corporate GP, at its sole discretion, may expel any Partner at anytime for any reason, by causing the Redemption of that Partner's Units as of the next Valuation Date, or such other Valuation Date as the Corporate GP may determine.

10.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Unit Value to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the Corporate GP, any Additional GP, any FCM, IB or CTA or any of their Affiliates including, but not limited to, any addition or deletion of CTAs or any modification in connection with the method of calculating the incentive fees;

(c) any other material change that affects the operation of the Partnership or is a reportable event to the SEC or CFTC or any State Securities Administrator or any self regulatory organization.

10.7  NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have had the opportunity for 30 days to Redeem pursuant to the terms of this LP Agreement;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to the LP Agreement and voting rights, if applicable, and a description of any material effect such changes may have on the interests of the Partners.

10.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by ten percent (10%) or more of the holders of Units for a vote upon and to take action with respect to any rights of the Partners under this LP, the Corporate GP shall call a meeting of all Partners of the Partnership as provided in Section 13.5 hereof to vote on the specific matters raised in the request.

10.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the Corporate GP may keep and withhold the names of the other Partners, specific trading methods used by the CTA, and other designed confidential and trade secret information from the Partners.

                                   ARTICLE XI

                    ASSIGNMENT OF LIMITED PARTNERSHIP UNITS;

                         ADMISSION OF LIMITED PARTNERS

11.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the Corporate GP; provided, however, that in no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The Corporate GP shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

11.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable United States Department of Labor regulations, such transfer would result in Partnership interests, excluding the interests of the Corporate GP, valued at or in excess of twenty-five percent of the value of all outstanding Partnership interests, excluding the interests of the Corporate GP, being held by the following persons or entities:

(a) employee benefit plans (as defined in section 3(3) of the Federal Employee Treatment Income Security Act of 1974, as amended ("ERISA"), whether or not such plans are subject to the provisions of Title I of ERISA,

(b)  plans described in section 4975 (e)(1) of the Code, and

(c) entities (such as a common or collective trust funds of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

11.3 DOCUMENTATION OF ASSIGNMENT. The Corporate GP shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The Corporate GP shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the Corporate GP has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefore) and such evidence of authority as the Corporate GP may reasonably request and the Corporate GP shall have accepted such assignment.

                                  ARTICLE XII

                 ACCOUNTING RECORDS, REPORTS AND DISTRIBUTIONS

12.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the Corporate GP.

12.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the Corporate GP and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the Corporate GP, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a)  Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the Corporate GP to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the Corporate GP, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than January 31 following the end of each Calendar Year.

12.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the Corporate GP shall make available to any Partner the Net Unit Value.

12.4 MAINTENANCE OF RECORDS. The Corporate GP shall maintain all records as required by law including, but not limited to, (1) all books of account required by this Article; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

12.5 TAX RETURNS. The Corporate GP shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The Corporate GP shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the Corporate GP shall not be required to cause the Partnership to pay any tax so long as the Corporate GP or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

12.6 TAX ELECTIONS. The Corporate GP shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. The Corporate GP is authorized by this LP Agreement to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the Corporate GP as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate Federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners that hold than a 1% interest in the Partnership at the time of the settlement unless any said Limited Partner shall have notified the Internal Revenue Service and the Corporate GP by certified mail, return receipt requested, served within 30 days of service of the notice upon said Limited Partner of the existence of the IRS claim against the Partnership by the Corporate GP, that the Corporate GP is not authorized to act on such Limited Partner's behalf.

                                  ARTICLE XIII

                                   AMENDMENTS

13.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the Partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the Corporate GP may adopt amendments without such approval which are, in the sole judgment of the Corporate GP, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units pursuant to any Federal or state law, regulation, rule or guideline or to maintain the Partnership and the Corporate GP and its principals and any Partner in compliance with the laws, regulations, rules and guidelines which govern or are applicable to the business, including the requirements of any self regulatory organization, or to substitute or add or withdraw persons as Limited Partners; provided, however, no such change may be made to the investment strategy or limited liability of the Limited Partners.

13.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the Corporate GP may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner must contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the Corporate GP. Pursuant to Article VI, the Corporate GP may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

13.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the Corporate GP may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

13.4 NOTICE OF RESTRICTED TRANSFER. There is no obligation upon the Partnership to issue certificates of ownership. However, should the Corporate GP elect to cause the Partnership to issue certificates of ownership, each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION, LIMITED PARTNERSHIP AGREEMENT, AND LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE CORPORATE GP AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, APPLICABLE STATE SECURITIES LAWS. OR CAUSE THE PARTNERSHIP TO BE TAXED AS A CORPORATION.

13.5 MEETINGS OF PARTNERS. The Corporate GP may call a meeting for any purpose at the cost of the Partnership. A meeting of Partners may be also called by ten percent (10%) of the other Partners by written request that details the purpose and is accompanied by payment of the cost of distribution of the Notice of Meeting and Request to all Partners. The Corporate GP shall, within fifteen (15) days thereafter, provide written notice to all Partners, either in person or by first class, certified mail, of the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days, thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners votes for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

13.6 RIGHT OF CORPORATE GP TO RESIGN. The Other GP-Pacult may submit his resignation as Other GP at any time for any reason without consent of the Corporate GP or any other Partner upon one hundred twenty (120) days prior written notice to the Corporate GP. It shall be the sole obligation of the Partnership, upon such resignation, to provide notice of such resignation to the other Partners and for compliance with the financial and other requirements to maintain the status of the Partnership as a partnership, and not a corporation, for tax purposes under the Code and for compliance with NASAA Guidelines. The Corporate GP may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute GP and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide notice that the partners must elect a successor GP. In the event of the voluntary withdrawal by the Corporate GP, the Corporate GP shall pay the Partnership's legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the Corporate GP shall be paid the items identified in
Section 13.7 below and be relieved of all responsibility for the future operation of the Partnership.

13.7 AMENDMENT INVOLVING SUCCESSOR CORPORATE GP. Should a resignation or an amendment to the Agreement provide for a change in the Corporate GP upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the Corporate GP, shall require the following conditions: the Corporate GP shall retire and withdraw as Corporate GP and the Partnership business shall be continued by the successor GP or GPs, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The Corporate GP shall be permitted to Redeem 100% of its Units as of the Valuation Date following its removal or resignation in cash equal to the Net Asset Value of such Corporate GP's interest in the Partnership.

(b) The Partnership shall pay to the removed or resigned Corporate GP an amount equal to the Appraised Value of such Corporate GP's assets to be transferred to the successor GP to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing Corporate GP's interest in the Partnership shall equal such Corporate GP's interest in the sum of (1) the Expenses advanced by the Corporate GP to the Partnership, (2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the Net Book Value of all other assets, unless the withdrawing Corporate GP or the successor Corporate GP believes that the net book value of an asset does not fairly represent its fair market value in which event such Corporate GP shall cause, at its expense, an independent appraisal to be made by a person selected by a Majority in Interest of the Partners to determine its value.

(c) The successor Corporate GP and the Partnership shall indemnify the former Corporate GP for all future activities of the Fund.

                                  ARTICLE XIV

                                   REDEMPTION

14.1 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the Corporate GP for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of twelve months from the date of purchase of the Units.

14.2 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the Corporate GP have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption" shall mean a letter mailed or delivered by a Partner and received by the Corporate GP prior to the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the sixth month after the
commencement of trading.   All Redemption requests shall be subject to the
following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The Corporate GP in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the Corporate GP.

(c) There shall be no redemption fee charged for redemption of Units from the Fund. The amount of any cash distributions and amounts paid upon Redemption of Units as of the end of such month shall be subtracted from the Capital account of such Partner.

14.3  SPECIAL REDEMPTION.

(a) In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the Corporate GP shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen (15) day period.

(b) Until such time as the Corporate GP elects to qualify the Partnership Units for public sale, the Corporate GP will establish, from time to time, the minimum amount that each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the Corporate GP of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum, The failure to contribute such Capital within ten days after receipt of said notice from the Corporate GP shall be deemed a request by the Limited Partner for redemption of 100% of his interest in the Partnership and termination as a Partner. Upon election by the Corporate GP and qualification of the Partnership Units for public sale, there will be no further right of the Corporate GP to give notice of an increase in the minimum amount that all Limited Partners will be required to contribute to Capital of the Partnership. Except for the increase in the minimum amount that all Limited Partners, in the sole discretion of the Corporate GP, shall be required to contribute to Capital or suffer redemption, there will be no required contribution or assessments of the Limited Partners.

                                   ARTICLE XV

                   NATURE OF PARTNER'S LIABILITIES FOR CLAIMS

15.1 PROSECUTION OF CLAIMS. The Corporate GP shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any party at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

15.2 SATISFACTION OF CLAIMS. The Corporate GP shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefore, next, out of Partnership assets and income, and finally out of the assets and income of the Corporate GP and any Other GP.

15.3 CORPORATE GP DECISION. The decisions made by the Corporate GP in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final unless contested and put to a vote of Partners pursuant to this LP Agreement, in which case a vote of a Majority in Interest will determine the course of action.

15.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The Corporate GP and any Other GP shall not be liable to the Partnership or the Partners for any error in judgment or any mistake of law or fact or any act done in good faith or any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the Partnership or gross negligence or willful wrongful action on its part in the management of Partnership affairs or violation of Federal or state securities laws in connection with the offering of Units for sale. In addition:

(a) The Corporate GP will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the Corporate GP of the Partnership (other than an action by the Partnership or a Partner against the Corporate GP which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the Corporate GP and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the Corporate GP or any affiliate did not act in good faith and not in the best interest of the Partnership.

Notwithstanding any provision of this Agreement to the contrary, the Partnership shall advance or pay the Corporate GP or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the Corporate GP or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a Corporate GP or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such Corporate GP against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(b) The indemnification of a Corporate GP shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the Corporate GP shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership. Additionally, the Partnership may not incur the cost of that portion of liability insurance which insures the Corporate GP for any liability as to which the Corporate GP is prohibited from being indemnified under this Agreement.

(c) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the Corporate GP or for any allegation of a violation of the Federal or state securities laws by or against the Corporate GP, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the Corporate GP or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the Corporate GP or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of Section
10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the Corporate GP to indemnification.

(d) The indemnification of the Corporate GP provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the Corporate GP.

(e) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(f) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(g) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

(h) The Corporate GP may rely upon the written opinion of legal counsel selected by the Partnership as to the taking of any action or refrain from any action on behalf of the Partnership without incurring any liability to the Partnership or any Partner.

                                  ARTICLE XVI

          CONFLICTS OF INTEREST, HIGH RISK, AND SPECULATIVE INVESTMENT

16.1 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The Corporate GP has used its best efforts to identify and describe all existing and potential conflicts of interest that may be present in this LP Agreement. The Corporate GP intends to assert that all Partners have, by subscribing to the Partnership, consented to the existence of such existing and potential conflicts of interest as are described in this LP Agreement in the event of any claim or other proceeding by any Partner is brought against the Corporate GP, and its Principals, any Other GPs and their Principals, any CTAs and their Principals, any FCMs and their Principals, any IB and their Principals or any Affiliate of any of them that alleges that such conflicts violated any duty owed to said Partner.

(a) MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GPs, THE CTAs, AND THEIR PRINCIPALS. The right of any GP, in any capacity, to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools, presents existing and potential conflicts of interest. There is no limitation upon the right of the any GP and their principals, the CTA, or any of their Affiliates to engage in trading commodities for their own account. Having said that, the Corporate GP will provide and obtain representations from all Other GPs and persons who perform services for the Partnership and their Affiliates that no prior orders known in advance to be placed by the Partnership will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The Corporate GP and any Other GP, should they form other commodity pools, and the CTA, may have financial incentives to favor other accounts over the Partnership. In the event the Corporate GP, or any Other GP or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. The Corporate GP does not presently intend to engage in trading for its own account; however, the CTA reserves the right to trade for its own account. And no representation can be made regarding the trading by any Other GP to be admitted to the Partnership in the futures.
Any trading for their personal accounts by the Corporate GP, any Other GP, and any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by any GP or CTA responsible for the management of the Partnership.

(b) POSSIBLE RETENTION OF VOTING CONTROL BY THE CORPORATE GP. There is no limit upon the value of interests in the Partnership the Corporate GP and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership and the other Partners.

(c) CORPORATE GP TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP. As the Corporate GP has a financial interest in the operation of the Partnership in the form of the 1% management fee and a 5% incentive fee, it is unlikely that the Corporate GP would voluntarily resign, even if such resignation would be in the best interest of the Partnership and the other Partners

(d) FEES AND CHARGES TO THE PARTNERSHIP PAID TO CORPORATE GP NOT NEGOTIATED. The management and incentive fees, if any, paid to the Corporate GP and the amount of the round turn brokerage commission per trade payable to the Corporate GP by the Partnership have not been negotiated at arm's length.
The Corporate GP has a conflict of interest between its responsibility to manage the Partnership for the benefit of the LPs and its interest in receiving the management and brokerage commissions as a result of the frequency of trades entered by the CTA. And, the Corporate GP has a conflict of interest in the definition of the risks to be assumed by the CTA by virtue
of the incentive fee to be paid to the Corporate GP.   The Corporate GP could
allow the CTA selected to take trades that are other improvident to improve the chance of profit rather than protect the best interests of the Partnership. The Corporate GP will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the Corporate GP will earn a profit on each round turn paid by the Partnership, the Corporate GP's best interests are served if it selects CTAs that will trade the Partnership's Net Assets assigned to them in a way to maximize the frequency of trades to maximize the number of round-turn commissions; i.e., it is in the best interest of the Corporate GP to increase the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the Corporate GP does not select any of the trades and the Corporate GP is paid an incentive fee and the CTA(s) is paid an incentive fee of New Net Profits. The arrangements between the Corporate GP and the Partnership with respect to the payment of the commissions are competitive with the arrangements made by other comparable commodity pools to clear their trades. These arrangements are believed by the Corporate GP to be fair to the Partnership.

(e) CORPORATE GP COULD WITHHOLD APPROVAL OF REDEMPTIONS. The Corporate GP has an incentive to withhold distributions and to withhold approval of Redemptions because the Corporate GP receives an incentive fee on profits that depend, in part, on the amount of equity available to the trading advisor to trade.

(f) HIGH RISK TRADING BY THE GP and CTA, or BOTH, TO GENERATE INCENTIVE FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the Corporate GP and the CTA are compensated by the Partnership by an incentive fee based on the New Net Profit earned by the Partnership it is possible for the Corporate GP to fail to supervise and for the CTA, independently, to select trades which normally would be too risky for the Partnership in the attempt to earn the incentive fees.

(g) THE CORPORATE GP TO RETAIN A SHARE OF THE COMMISSIONS. The Partnership will pay a round turn commission to the Corporate GP. The Corporate GP has an incentive to select CTAs that trade frequently to increase the share of profits earned by the Corporate GP from the commissions charged to the Partnership. This risk is offset by the payment of an incentive fee based upon the New Net Profit to the Corporate GP.

16.2 NO RESOLUTION OF CONFLICTS PROCEDURES. As is typical in many partnerships, the Corporate GP has not established formal procedures, and none are anticipated in the future, to resolve the actual and potential conflicts of interest that are present the structure of the Partnership or that may arise in the future. It will be extremely difficult, if not impossible, for the Corporate GP to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the LPs. The foregoing list of risk factors and potential conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the Corporate GP. Investors are not to construe the risks identified in this LP Agreement as legal or tax advice. Before determining to invest in the Units, potential limited partners should read this entire LP Agreement as well as the Partnership's offering documents including, but not limited to, the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them.

16.3 INTERESTS OF NAMED EXPERTS AND COUNSEL. The Corporate GP has or will employ legal counsel to prepare Offering Documents, provide explanations of the tax consequences of an investment in the Partnership and opine upon the legality of the issuance of the Units. No law firm selected nor its principals, nor any accountant or other expert employed by the Corporate GP to render advice in connection with the preparation of the Offering Documents or any other documents attendant thereto, have any present interest or future expectation of ownership in the Partnership or its Corporate GP or the Underwriter or the CTAs or the IB or the FCM. A substantial portion of the legal fees for preparation of the offering documents is contingent upon the sale of the Minimum and the Maximum of the Units to be offered for sale. No other experts will be retained prior to commencement of trading.

                                  ARTICLE XVII

                               POWER OF ATTORNEY

17.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the Corporate GP, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the Corporate GP as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the Corporate GP deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the Corporate GP deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

17.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the Corporate GP is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the Corporate GP for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the Corporate GP for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Corporate GP to execute, acknowledge and file an instrument necessary to effect such substitution.

17.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the Corporate GP, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the Corporate GP deems necessary or desirable.

                                 ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

18.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the Corporate GP is otherwise notified in writing.

18.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender or any other creditor or trustee appointed for the benefit of creditors of a Partner shall be valid without the express written consent of the Corporate GP.

18.3 GOVERNING LAW AND PRESUMPTION OF GOOD FAITH. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the Federal or state courts for the State and County of the principal office of the Partnership as it is established, from time to time, by the Corporate GP. Currently, the principal office of the Partnership is located in Steuben County, Indiana. All actions of the Corporate GP in furtherance of partnership business are presumed to be in good faith.

18.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

18.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous written and verbal agreements and the understandings of such parties in connection herewith. Any amendment or supplement made to this LP Agreement must be in writing.

18.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the Corporate GP shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

18.7 SEVERABILITY. Any provision of this Agreement, which is invalid, illegal, or unenforceable in any respect in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

18.8 NO WAIVER. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

18.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

18.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

18.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

18.12 WAIVER OF CREDITORS. No creditor who makes a non-recourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Corporate GP:

WHITE OAK FINANCIAL SERVICES, INCORPORATED


By: ______________________________________
    Michael P. Pacult, President

Other GP:


By: ______________________________________
    Michael P. Pacult, Other GP

Initial Limited Partner:


By: ______________________________________
    Michael P. Pacult, Limited Partner


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            EXHIBIT B TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                            REQUEST FOR REDEMPTION

To:   White Oak Financial Services, Inc.
      General Partner                           ____________________________
      5916 N. 300 West                          Our Social Security Number or
      P. O. Drawer C                            Taxpayer ID Number
      Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Providence Select Fund, Limited Partnership, (the "Fund"), of _______________Units (insert the number of Units to be Redeemed). This Redemption request must be received by you no later than ten (10) business days prior to the last business day of the month in with the Redemption is to occur. Once this Redemption request is approved and accepted by you as General Partner, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made with full power and authority to request Redemption of such Units.
Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:


_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)


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            EXHIBIT C TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Providence Select Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated September __, 2003 (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Escrow Account - Providence". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the
Prospectus).   Upon acceptance of Purchaser's Subscription Agreement and
Power of Attorney Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, attached as Exhibit A to the Prospectus, as amended from time to time pursuant to its terms. Thereafter, upon the sale of a minimum of two million thirty thousand ($2,030,000) of Units, the General Partner will direct the break of escrow and the commencement of trading by the Fund. Purchaser agrees to reimburse the Fund and its general partner for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the Limited Partnership Agreement.

  As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.


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            EXHIBIT D TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

      The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1       -      Enter the dollar amount (no cents) of the purchase.

      Items 2 - 7  -       Enter the Social Security Number or Taxpayer
ID Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

      Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

      Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

      Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

       Item 8       -       The investor(s) must execute the Subscription
Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in
Item 8.

       Item 9       -      Registered Representative must complete.
The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
              SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                         SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

White Oak Financial Services, Inc.
General Partner                           ______________________
5916 N. 300 West, P. O. Drawer C          Social Security Number or
Fremont, IN 46737                         Taxpayer ID Number

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Providence Select Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated September __, 2003, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Escrow Account-Providence" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any.

2. Representations and Warranties of Subscriber. I have received, read, and understand the prospectus dated September __, 2003. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income. Additionally, I understand that my broker/dealer account application will be forwarded to the General Partner to review my suitability for this investment.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 5), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests
                 Subscription Agreement and Power of Attorney
                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Providence Select Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Escrow Account-Providence", hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus.

The named investor further, by signature below, acknowledges (i) receipt and that he has read the Prospectus of the Partnership dated September __, 2003;
(ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) that the Partnership is the first client account to trade in the Providence Select Fund portfolio; (iii) the Partnership's substantial charges; (iv) the Partnership's highly leveraged trading activities; (v) the lack of liquidity of the Units including lock-in period and redemption charges; (vi) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vii) that Limited Partners may not take part in the management of the Partnership; and
(viii) the tax consequences of the Partnership.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: __. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: __.

9)                    REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:
    Address:
    Tel. Number:
    Registered Representative Number:

11) SELLING AGENT
    Name:  Futures Investment Company
    Address:  5916 N. 300 West
              Fremont, IN  46737
    Tel. Number:  (260) 833-1306


*****************************************************************************
            EXHIBIT E TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of August, 2003, is by and among Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, (the "Depository"), White Oak Financial Services, Inc., 5916 N. 300 West, P. O. Box, C, Fremont, IN 46737, (the "General Partner"); and Futures Investment Company, an Illinois corporation, 5916 N. 300 West, P.
O. Box, C, Fremont, IN 46737 (the "Selling Agent").

1. Account Opened. The General Partner establishes and the Depository accepts and opens an interest bearing savings account titled "Escrow Account
- Providence" to clear proceeds of sale of limited partnership interests (the "Units") in Providence Select Fund, Limited Partnership, (the "Fund") from subscribers at an initial offering price of one thousand dollars ($1,000) to be held until a total face amount of two million thirty thousand dollars ($2,030,000) of Units are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month until a total of ten million dollars ($10,000,000) in value of Units are sold (the "Offering"). Any instrument returned unpaid to the Depository shall be returned to the Selling Agent. In such cases, the Depository will promptly notify the General Partner of such return.

2. Sale of Minimum Required. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should two million thirty thousand dollars ($2,030,000) of Units not be sold within fifteen months from the effective date of the Offering established by the Securities and Exchange Commission, the Depository shall return the proceeds to each subscriber plus interest without deduction for costs or expenses from the amounts paid to the subscribers. The General Partner is solely responsible for the allocation of the interest earned to the subscribers. Upon the deposit of a total of $2,030,000 to the account, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund.

3. No Creditor's Rights. The Selling Agent and the General Partner, individually and on behalf of the Partnership agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall be subject to the debts of the Selling Agent, General Partner, Partnership or any other entity or person.

4. Depository Compensation. As the Depository's total compensation for the performance of its services, Depository shall receive an aggregate fee determined by multiplying the total number of checks received from and issued to subscribers by the Depository by $15.00 (the "Depository Fee"). The General Partner shall pay the Depository Fee within fifteen (15) days after the close of each month. Under no circumstances shall the Depository Fee or any indemnification for any damages incurred by the Depository or any monies whatsoever be paid out of or chargeable to the subscribers funds or interest earned while on deposit in the Depository Account.

5. Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6. Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the Escrow Funds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Broker Dealer and the General Partner or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith.

7. Depository Indemnification. The Broker Dealer and the General Partner agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Broker Dealer and the General Partner and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE OAK FINANCIAL SERVICES, INC.        STAR FINANCIAL BANK



By: ___________________________           By: ___________________________
    Mr. Michael Pacult                        Thad Wright
    President                                 Vice President

FUTURES INVESTMENT COMPANY



By: ___________________________
    Mr. Michael Pacult
    President


*****************************************************************************

           EXHIBIT F-1 TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                     FALL RIVER CAPITAL MANAGEMENT, INC.

      THIS AGREEMENT is made and entered as of this ____ day of August, 2003, between Providence Select Fund, Limited Partnership, (the "Fund") and Fall River Capital, LLC a Wisconsin limited liability company, (the "CTA").

                                 WITNESSETH:

      In consideration of the agreement of the Fund to use its best efforts to raise and deposit two million dollars ($2,000,000), or more, of equity to Citigroup Global Markets, Inc. (the "FCM") to an account to be assigned by the FCM (the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. The Fund shall use its best efforts to raise and deposit in the Account with the FCM or some other registered futures commission merchant, in U.S. funds the minimum of two million dollars ($2,000,000) and a maximum of up to ten million dollars ($10,000,000), which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this
Agreement.   At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. During the term of this agreement, the Fund agrees that it will not place orders in the Account without the prior written consent of the CTA. The General Partner may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA and FCM and the CTA agree to affect the transfer and sign the forms necessary to complete such change or addition.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others.

4. White Oak Financial Services, Incorporated (the "General Partner") shall charge the Fund a round turn commission of twenty-two dollars ($22). This payment will be for all round turns, pit brokerage, exchange, NFA fees and other clearing expenses arising from the trades placed by the CTA in the Account for domestic trades. This does not include delivery or other exchange for physicals or trades made on foreign exchanges or forward markets. Those commissions and costs will be at rates to be determined by the General Partner as the facts determine, and charged separately, to the Fund. No trades for physicals are to be made without the prior written consent of the General Partner on behalf of the Fund.

5.     The CTA will use its best efforts to obtain an equity run from the FCM
before the opening of business the next trading day.   Unless authorized in
writing by the General Partner, the CTA will use only the equity in the Account assigned to the CTA by the General Partner for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The General Partner, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the General Partner to the FCM.

6. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has supplied
the most recent copy of the CTA's Risk Disclosure Document.   The CTA will
promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and state security and commodity regulators

7. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid its management fee from the Fund Account. The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each quarter. The CTA hereby waives its incentive fee on the first one hundred dollars ($100,000) of offering expenses paid by the Fund. Brokerage commissions and continuing service fees shall be expenses to be recovered before the incentive fee is earned and paid. James D. Hepner, certified public accountant will calculate the fee subject to approval by the CTA and the General Partner. The fee will be paid upon submission of an invoice by the CTA to the General Partner of the Fund for approval and, upon approval, deducted and paid from the Account.

8. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Providence Select Fund, Limited Partnership  Fall River Capital, LLC.

By:  White Oak Financial Services, Inc.
     General Partner


_______________________________________      _______________________________
Michael Pacult                               Charles Wright
President                                    Chairman


The undersigned acknowledges a copy of the foregoing agreement and agrees to use its best efforts to comply with the terms that apply to the FCM.

Citigroup Global Markets, Inc.



By:  ________________________________

Print name:  ________________________

Print title:  _______________________

Address: ____________________________

_____________________________________

Telephone: __________________________

Facsimile: __________________________

Email: ______________________________


*****************************************************************************
           EXHIBIT F-2 TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                     FALL RIVER CAPITAL MANAGEMENT, INC.

      THIS AGREEMENT is made and entered as of this ____ day of August, 2003, between Providence Select Fund, Limited Partnership, (the "Fund") and Fall River Capital, LLC a Wisconsin limited liability company, (the "CTA").

                                  WITNESSETH:

	In consideration of the agreement of the Fund to use its best efforts to raise and deposit two million dollars ($2,000,000), or more, of equity to Lawrence Bonfitto Trading Company (the "FCM") to an account to be assigned by the FCM (the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1. The Fund shall use its best efforts to raise and deposit in the Account with the FCM or some other registered futures commission merchant, in U.S. funds the minimum of two million dollars ($2,000,000) and a maximum of up to ten million dollars ($10,000,000), which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this
Agreement.   At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. During the term of this agreement, the Fund agrees that it will not place orders in the Account without the prior written consent of the CTA. The General Partner may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA and FCM and the CTA agree to affect the transfer and sign the forms necessary to complete such change or addition.

3. The CTA's services are not rendered exclusively for the Fund and the Fund agrees that the CTA is free to continue to provide and offer similar services to others.

4. White Oak Financial Services, Incorporated (the "General Partner") shall charge the Fund a round turn commission of twenty-two dollars ($22). This payment will be for all round turns, pit brokerage, exchange, NFA fees and other clearing expenses arising from the trades placed by the CTA in the Account for domestic trades. This does not include delivery or other exchange for physicals or trades made on foreign exchanges or forward markets. Those commissions and costs will be at rates to be determined by the General Partner as the facts determine, and charged separately, to the Fund. No trades for physicals are to be made without the prior written consent of the General Partner on behalf of the Fund.

5.      The CTA will use its best efforts to obtain an equity run from the
FCM before the opening of business the next trading day.   Unless authorized
in writing by the General Partner, the CTA will use only the equity in the Account assigned to the CTA by the General Partner for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The General Partner, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the General Partner to the FCM.

6. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and state security and commodity regulators

7. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid its management fee from the Fund Account. The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each quarter. The CTA hereby waives its incentive fee on the first one hundred dollars ($100,000) of offering expenses paid by the Fund. Brokerage commissions and continuing service fees shall be expenses to be recovered before the incentive fee is earned and paid. James
D. Hepner, certified public accountant will calculate the fee subject to approval by the CTA and the General Partner. The fee will be paid upon submission of an invoice by the CTA to the General Partner of the Fund for approval and, upon approval, deducted and paid from the Account.

8. The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Providence Select Fund, Limited Partnership  Fall River Capital, LLC.

By:  White Oak Financial Services, Inc.
     General Partner


_______________________________________      _______________________________
Michael Pacult                               Charles Wright
President                                    Chairman


The undersigned acknowledges a copy of the foregoing agreement and agrees to use its best efforts to comply with the terms that apply to the FCM.

Lawrence Bonfitto Trading Company



By:  ________________________________

Print name:  ________________________

Print title:  _______________________

Address: ____________________________

_____________________________________

Telephone: __________________________

Facsimile: __________________________

Email: ______________________________

*****************************************************************************
                                   FORM S-1

                                         Registration No. ______________

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Section 15.4 of the Partnership Agreement.

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.

Item 16. Exhibits and Ffainancial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)  Exhibits.

Exhibit
Number  Description of Document

1.01 Selling Agreement dated September 1, 2003 between the Partnership and Futures Investment Company, the Selling Agent

2.01  None

3.01  Articles of Incorporation of the General Partner

3.02  By-Laws of the General Partner

3.03 Board Resolution of General Partner to authorize formation of Delaware Limited Partnership

3.04 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)

3.05  Certificate of Limited Partnership of the Registrant

4.01 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)

5.01 Opinion of The Scott Law Firm, P.A. with respect to the legality of the Partnership Units

6.01  Not Applicable

7.01  Not Applicable


8.01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences

9.01  None

10.01 Form of Advisory Agreement between the Partnership and the Commodity Trading Advisor (included as Exhibits F-1 and F-2 to the Prospectus)

10.02 Form of New Account Agreement between the Partnership and the Futures Commission Merchant

10.03 Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus)

10.04 Depository Agreement among Depository, Underwriter, and the Partnership (included as Exhibit E to the Prospectus)

11.01  Not Applicable - start-up business

12.01  Not Applicable

13.01  Not Required

14.01  None

15.01  None

16.01  Not Applicable

17.01  Not Required

18.01  Not Required

19.01  Not Required

20.01  Not Required

21.01  None

22.01  Not Required

23.01  Consent of Frank L. Sassetti & Co., Certified Public Accountants

23.02  Consent of James Hepner, Certified Public Accountant

23.03  Consent of The Scott Law Firm, P.A., Legal & Tax Counsel

23.04  Consent of Fall River Capital, LLC, Commodity Trading Advisor

23.05  Consent of Futures Investment Company, Selling Agent

23.06  Consent of Star Financial Bank, Angola, Indiana, Depository Agent

23.07  Consent of Citigroup Global Markets, Inc., Futures Commission Merchant

23.08  Consent of Lawrence-Bonfitto Trading Company, Futures Commission
Merchant

24.01  None

25.01  None

26.01  None

27.01  Not Applicable

28.01  Not Applicable


(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

            Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 9th day of September, 2003, Mr. Michael Pacult, the individual general partner of the Registrant, signed this Registration Statement; and White Oak Financial Services, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WHITE OAK FINANCIAL SERVICES, INC.     PROVIDENCE SELECT FUND, LP
                                       BY WHITE OAK FINANCIAL SERVICES, INC.
                                       GENERAL PARTNER



By: /s/ Michael Pacult                 By: /s/ Michael Pacult
    MR. MICHAEL PACULT                     MR. MICHAEL PACULT
    PRESIDENT                              PRESIDENT

                                       PROVIDENCE SELECT FUND, L.P.
                                       BY MR. MICHAEL PACULT
                                       GENERAL PARTNER



By: /s/ Michael Pacult                 By: /s/ Michael Pacult
    MR. MICHAEL PACULT                     MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of White Oak Financial Services, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  September 9, 2003


(Being the principal executive officer, the principal financial and accounting officer and the sole director of White Oak Financial Services, Inc., General Partner of the Partnership)


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